                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                                  BELDEN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

(BELDEN LOGO)

                                          March 21, 2003

Dear Shareholder:

     I am pleased to invite you to attend the annual meeting of shareholders of Belden Inc. to be held on Tuesday, May 6, 2003, at 11 o'clock in the morning at the Saint Louis Club (16th Floor), Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri.

     Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting in such manner will ensure your representation at the meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     Thank you for your support and continued interest in Belden.

                                          Sincerely,

                                          /s/ C. BAKER CUNNINGHAM
                                          -----------------------
                                          C. Baker Cunningham
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                      2003 ANNUAL MEETING OF SHAREHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING....................................    1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
  ANNUAL MEETING............................................    2
  Why am I receiving these materials?.......................    2
  What information is contained in these materials?.........    2
  What proposals will be voted on at the meeting?...........    2
  What is Belden's voting recommendation?...................    2
  What shares owned by me can be voted?.....................    2
  What is the difference between holding shares as a
     shareholder of record and as a beneficial owner?.......    2
  How can I vote my shares in person at the meeting?........    3
  How can I vote my shares without attending the meeting?...    3
  How do I vote my Belden shares held in the Belden Wire &
     Cable Retirement Savings Plan and the Belden UK
     Employee Share Ownership Plan?.........................    3
  Can I change my vote?.....................................    4
  How are votes counted and what is the voting requirement
     to approve the proposals?..............................    4
  What does it mean if I receive more than one proxy or
     voting instruction card?...............................    4
  Where can I find the voting results of the meeting?.......    4
  What happens if additional proposals are presented at the
     meeting?...............................................    4
  What class of shares is entitled to be voted?.............    5
  What is the quorum requirement for the meeting?...........    5
  Who will count the votes?.................................    5
  Is my vote confidential?..................................    5
  Who will bear the cost of soliciting votes for the
     meeting?...............................................    5
  May I propose actions for consideration at next year's
     annual meeting of shareholders or nominate individuals
     to serve as directors?.................................    5
BOARD STRUCTURE AND COMPENSATION............................    6
AUDIT COMMITTEE REPORT......................................    6
DIRECTOR COMPENSATION.......................................    7
PROPOSALS TO BE VOTED ON:
  1) Election of Directors..................................    8
  2) Approval of Belden Inc. 2003 Employee Stock Purchase
     Plan...................................................   13
  3) Approval of Belden Inc. 2003 Long-Term Incentive
     Plan...................................................   15
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   20
  Beneficial Ownership Table of Directors, Nominees and
     Executive Officers.....................................   21
  Beneficial Ownership Table of Shareholders Owning More
     Than Five Percent......................................   22
EXECUTIVE COMPENSATION......................................   23
  Report of the Compensation Committee on Executive
     Compensation...........................................   23
  Summary Compensation Table................................   24
  Option Grants in Last Fiscal Year.........................   25
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   26
  Certain Change in Control Arrangements and Other
     Matters................................................   26
  Pension Plans.............................................   27
  Pension Benefits Table....................................   27
  Stock Performance Graph...................................   29
INDEPENDENT AUDITORS........................................   29

                                  BELDEN INC.
                             7701 FORSYTH BOULEVARD
                                   SUITE 800
                           ST. LOUIS, MISSOURI 63105
                                 (314) 854-8000
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:                        11:00 a.m. on Tuesday, May 6, 2003

PLACE: Lewis & Clark Room, 16th Floor Saint Louis Club, Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri 63105

ITEMS OF BUSINESS:           Election of three directors.

                             Approval of the Belden Inc. 2003 Employee Stock Purchase Plan.

                             Approval of the Belden Inc. 2003 Long-Term
                             Incentive Plan.

                             Any other matters if properly raised.

RECORD DATE:                 You are entitled to vote if you were a shareholder
                             at the close of business on Tuesday, March 11, 2003.

FINANCIAL STATEMENTS:        Included with this mailing are the Company's 2002
                             Annual Report to Shareholders and the Company's
                             Annual Report on Form 10-K. The Form 10-K includes the Company's audited financial statements and notes for the year ended December 31, 2002, and the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

VOTING BY PROXY:             Please submit a proxy as soon as possible so your
                             shares can be voted at the meeting in accordance with your instructions. You may submit your proxy
                             (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the Questions and Answers beginning on page 2 of this proxy statement and the instructions on the proxy card.

                                          By Order of the Board of Directors,

                                          /s/ KEVIN BLOOMFIELD
                                          --------------------
                                          Kevin L. Bloomfield
                                          Secretary

This proxy statement and accompanying proxy card are being distributed on or about March 21, 2003.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Belden Inc. (sometimes referred to as the "Company" or "Belden") is providing these proxy materials to you in connection with Belden's annual meeting of shareholders which will take place on May 6, 2003. This proxy statement includes information about the issues to be voted on at the meeting. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

    On March 21, 2003, we began mailing these proxy materials to all shareholders of record at the close of business on March 11, 2003, the record date for our 2003 annual meeting. On February 21, 2003, there were 25,247,024 shares of Belden common stock outstanding. Each share is entitled to one vote on each matter properly brought before the annual meeting.

    As required by Delaware law (the state where the Company is incorporated), a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting, and for ten days prior to the meeting, at the Company's headquarters at 7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105.

Q:  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly-paid officers, and certain other required information. Our 2002 Annual Report to Shareholders and our 2002 Annual Report on Form 10-K are also enclosed. The Form 10-K includes our 2002 audited financial statements with notes and the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:  Three proposals will be voted on at the meeting:

     - Election of three Class I directors for a three-year term;

     - Approval of the Belden Inc. 2003 Employee Stock Purchase Plan; and

     - Approval of the Belden Inc. 2003 Long-Term Incentive Plan.

Q:  WHAT IS BELDEN'S VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the three proposals.

Q:  WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of March 11, 2003, the Record Date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, including those shares purchased through Belden's 401(k) plan (the Belden Wire & Cable Company Retirement Savings Plan) and those shares purchased through the Belden U.K. Employee Share Ownership Plan.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most Belden shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     SHAREHOLDER OF RECORD

    If your shares are registered directly in your name with Belden's Transfer Agent, Mellon Investor Services LLC ("Mellon"), you are considered (with respect to those shares) the shareholder of record and these proxy materials are being sent directly to you by Belden. As the shareholder of record, you have the right to grant your voting proxy directly to Belden or to vote in person at the meeting. Belden has enclosed a proxy card for you to use.

     BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" (that is, the name of your stock broker, bank or other nominee) and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or other proof of identification.

    Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. You will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

    BY INTERNET -- If you have Internet access, you may submit your proxy or, if you hold shares in street name, your voting instruction card included by your broker or nominee from any location in the world by following the "Vote by Internet" instructions on the proxy card or voting instruction card.

    BY TELEPHONE -- If you live in the United States or Canada, you may submit your proxy or voting instruction card included by your broker or nominee by following the "Vote by Phone" instructions on such cards.

    BY MAIL -- You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in HOW ARE VOTES COUNTED AND WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

Q: HOW DO I VOTE MY BELDEN SHARES HELD IN THE BELDEN WIRE & CABLE RETIREMENT SAVINGS PLAN AND THE BELDEN UK EMPLOYEE SHARE OWNERSHIP PLAN?

    BELDEN WIRE & CABLE COMPANY RETIREMENT SAVINGS PLAN:

    You will receive a proxy card for the shares you own through the Belden Wire & Cable Retirement Savings Plan. If you own shares separately from this plan as a registered holder, you may receive one proxy card that covers shares of Belden common stock credited to your plan account as well as shares of record registered in exactly the same name. The proxy card you receive for your plan shares will serve as voting instructions for the trustee of the plan, CIGNA Retirement & Investment Services. If you own shares through this plan and do not return your proxy by Thursday, May 1, 2003, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan.

    BELDEN UK EMPLOYEE SHARE OWNERSHIP PLAN:

    If you participate in the Belden UK Employee Share Ownership Plan, you will receive a proxy card for your plan shares of Belden common stock, which will serve as voting instructions for the trustee of the plan, the Yorkshire Building Society. The trustee will vote your plan shares in accordance with your instructions. The terms of the plan bar the trustee from voting any plan shares for which the trustee has not received instructions.

Q:  CAN I CHANGE MY VOTE?

A: You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

    For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q: HOW ARE VOTES COUNTED AND WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:  Election of three directors (Proposal 1):

    The proposal requires the affirmative "FOR" vote of a majority of those shares present and entitled to vote. For this proposal, you may vote "FOR" or "WITHHELD." If you "withhold" your vote on this proposal, it will have the same effect as if you voted "against" this proposal.

    Approval of Belden Inc. 2003 Employee Stock Purchase Plan (Proposal 2):

    The proposal requires the affirmative "FOR" vote of a majority of those shares present and entitled to vote. For this proposal, you may vote "FOR", "AGAINST," or "ABSTAIN." If you "abstain" from voting on this proposal, it has the same effect as if you voted "against" the proposal.

    Approval of Belden Inc. 2003 Long-Term Incentive Plan (Proposal 3):

    The proposal requires the affirmative "FOR" vote of a majority of those shares present and entitled to vote. For this proposal, you may vote "FOR", "AGAINST," or "ABSTAIN." If you "abstain" from voting on this proposal, it has the same effect as if you voted "against" the proposal.

    Signed but uninstructed proxy cards:

    If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all the Company's nominees to the Board and "FOR" the other proposals, and at the discretion of the proxy holders, on any other matter that comes properly before the meeting).

    Plan Shares:

    If you own shares through the Belden Wire & Cable Company Retirement Savings Plan and do not vote, the plan trustee will vote your shares in the same proportion to the way the other participants in the plan vote their shares. Shares you hold in the Belden UK Employee Share Ownership Plan, for which the trustee has not received instructions, will not be voted.

    Broker non-votes:

    "Broker non-votes" can occur in situations where the beneficial owner of shares held in street name has not instructed the broker on how to vote and the proxy includes proposals in which brokers do not have discretionary voting authority under the rules of the New York Stock Exchange (NYSE). Brokers will have discretionary authority to vote on Proposal I (Election of Three Directors), but will not have discretionary authority to vote on Proposal II (Approval of the Belden Inc. 2003 Employee Stock Purchase Plan) or Proposal III (Approval of the Belden Inc. 2003 Long-Term Incentive Plan). Broker non-votes will be treated as unvoted in counting the votes for such proposals.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
    CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2003.

Q:  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kevin L. Bloomfield, Belden's Secretary, and Christopher E. Allen, Belden's Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:  WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the close of business on March 11, 2003, the Record Date, is entitled to one vote at the annual meeting.

Q:  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and "broker non-votes" are counted as present for the purpose of determining the presence of a quorum.

Q:  WHO WILL COUNT THE VOTE?

A: A representative of ADP Investor Communications Services will count the votes and Kevin L. Bloomfield, Belden's Secretary, or Christopher E. Allen, Belden's Assistant Secretary, will act as the inspector of election.

Q:  IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden or to third parties except
    (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to Belden management.

Q:  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: Belden will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have hired ADP Investor Communications Services to assist us in the distribution of proxy material and tabulating votes. We also have retained Morrow & Co. to provide assistance in soliciting proxies for a fee of $6,000, plus distribution costs and other expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future shareholder meetings, including director nominations.

    SHAREHOLDER PROPOSALS: For a shareholder proposal to be considered for inclusion in Belden's proxy statement for next year's annual meeting, the written proposal must be received by Belden no later than November 29, 2003. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Apart from the issue of inclusion in proxy materials, the Company's Bylaws establish requirements for shareholder proposals to be considered at the annual meeting. For example, for a shareholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Belden no later than March 4, 2004, and shall contain such information as required under our Bylaws.

    NOMINATION OF DIRECTOR CANDIDATES: You may propose director candidates for consideration by our Board. In addition, our Bylaws permit shareholders to nominate directors at a shareholders' meeting. To make a director nomination at a shareholders' meeting it is necessary that you notify Belden not fewer than 60 days in advance of the meeting. In addition, the notice must meet all other requirements contained in our Bylaws.

    COPY OF BYLAW PROVISIONS: You may contact the Belden Secretary at our Company headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

                        BOARD STRUCTURE AND COMPENSATION

The Board has seven members and three committees: Audit, Compensation, and Governance and Nominating. During 2002, the Board had four regular meetings. All directors attended 75% or more of the meetings of the Board and of the Board committees on which they served.


--------------------------------------------------------------------------------------------------
                                                                                  GOVERNANCE &
  NAME OF DIRECTOR                          AUDIT          COMPENSATION            NOMINATING
--------------------------------------------------------------------------------------------------
  Christopher I. Byrnes                                          X*                     X
--------------------------------------------------------------------------------------------------
  Whitson Sadler                                                 X                      X*
--------------------------------------------------------------------------------------------------
  John M. Monter                                                 X                      X
--------------------------------------------------------------------------------------------------
  Bernard G. Rethore                          X*                                        X
--------------------------------------------------------------------------------------------------
  Lorne D. Bain                               X                                         X
--------------------------------------------------------------------------------------------------
  Arnold W. Donald                            X                                         X
--------------------------------------------------------------------------------------------------
  C. Baker Cunningham
--------------------------------------------------------------------------------------------------
  Number of Meetings in 2002                  8                  4                     **
--------------------------------------------------------------------------------------------------

X -- Committee member, * -- Chair, ** -- Formed in November 2002 and had its first meeting in February 2003

THE AUDIT COMMITTEE

The Audit Committee, composed of independent, non-employee directors, met eight times in 2002, four meetings were telephonic. The Committee operates under a written charter approved by the Board.

The Committee assists the Board in overseeing the Company's corporate accounting and reporting practices by:

-   meeting with the Company's financial management and auditors (Ernst & Young
    LLP) to review the financial statements, quarterly earnings releases and financial data of the Company;

- reviewing and selecting (with confirmation by the Board) the independent auditors who will audit the Company's financial statements;

- reviewing and recommending to the Board the selection of the internal auditors (KPMG LLP) who provide internal audit services;

-   reviewing the scope, procedures and results of Company audits; and

-   evaluating the Company's key financial and accounting personnel.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the Committee) consists of the three directors named below. Each member is independent as defined by the New York Stock Exchange rules. The Committee has reviewed and discussed the Company's audited financial statements with management, who has primary responsibility for the financial statements.

Ernst & Young LLP, the Company's independent auditor for 2002, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee has discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Ernst & Young has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Ernst & Young and confirmed that firm's independence. The Committee also concluded that Ernst & Young's provision of non-audit services to the Company and its subsidiaries is compatible with Ernst & Young's independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2002.

Bernard G. Rethore (Chair)
Lorne D. Bain
Arnold W. Donald

COMPENSATION COMMITTEE

The Compensation Committee, composed of independent, non-employee directors, met four times in 2002. The Committee determines, approves and reports to the Board on all elements of compensation for the Company's elected officers. The Committee also assists the Company in developing compensation and benefit strategies to attract, develop and retain qualified employees. The Committee operates under a written charter approved by the Board.

GOVERNANCE AND NOMINATING COMMITTEE

In November 2002, the Board established the Governance and Nominating Committee, which is composed of independent, non-employee directors. The Committee had its first meeting in February 2003.

The Governance and Nominating Committee identifies, evaluates and recommends nominees for the Board for each annual meeting; evaluates the composition, organization, and governance of the Board and its committees; and develops and recommends corporate governance principles and policies applicable to the Company. The Governance and Nominating Committee will consider nominees recommended by shareholders if such nominations are submitted to the Company prior to the deadline for proposals to be included in future proxy statements as noted above under the caption "May I propose actions for consideration at next year's annual meeting of shareholders or nominate individuals to serve as directors."

The Committee's responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising the Company's corporate governance guidelines, code of conduct and conflict of interest policy. The Committee Chair, Mr. Sadler, presides over all non-management executive sessions of the Board.

                             DIRECTOR COMPENSATION

The following table provides information on Belden's compensation practices during 2002 for non-employee directors. (Mr. Cunningham does not receive any compensation for his Board activities.)

----------------------------------------------------------------------------------------------
                                 COMPENSATION TABLE FOR 2002
----------------------------------------------------------------------------------------------
  Annual Director Retainer                                                  $20,000
----------------------------------------------------------------------------------------------
  Fee paid for Special Committee or Board Meetings                          $1,000
----------------------------------------------------------------------------------------------
  Reimbursement for Expenses Attendant to Board Membership                    Yes
----------------------------------------------------------------------------------------------
  Stock Option Award*                                                        2,000
----------------------------------------------------------------------------------------------
  Stock Award**                                                               500
----------------------------------------------------------------------------------------------
  Annual Retainer for Committee Chairs***                                   $4,000
----------------------------------------------------------------------------------------------

* Under the current Belden Inc. Long-Term Incentive Plan (expiring in October 2003), each non-employee director is granted an option to purchase 2,000 shares on the day following each annual meeting. The exercise price of the option is the average of the high and low of Belden shares on the grant date. The options become exercisable on the first anniversary of the grant date and expire five years after the grant date.

** Under the Belden Inc. Non-Employee Director Stock Plan, each non-employee director receives 500 Belden shares on the day following each annual meeting.

*** Effective May 2002, the committee chairs receive an annual retainer of $4,000.

Other Matters:

     In February 2003, based on the recommendation of Towers Perrin (the consultant for the Compensation Committee), the Board approved an adjustment to the compensation of non-employee directors. As of February 1, 2003, the annual retainer for non-employee directors (which has not changed since the Company's formation in 1993) will be $40,000. In addition, should the shareholders approve the new 2003 Belden Inc. Long-Term Incentive Plan (i.e., Proposal 3) at this meeting, the non-employee directors will not receive the stock option award of 2,000 shares or the stock award of 500 shares, noted above, in 2003 (in which event, the relevant provisions of the current Long-Term Incentive Plan and the entire Non-Employee Director Stock Plan shall be terminated prospectively). In lieu of such grants, the non-employee directors would receive an annual grant of 2,000 restricted shares under the new 2003 Belden Inc. Long-Term Incentive Plan, beginning the day following this annual meeting. Generally, the restricted shares cannot be sold or otherwise disposed of prior to the non-employee director's departure from the Board and the director will not be entitled to the restricted shares if his departure is for cause. See Restricted Stock Awards to Non-employee Directors under Proposal 3 below for additional information.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Directors are divided into three classes, Class I, Class II and Class III, each serving a term of three years. One class stands for election at each annual meeting. There are three Class I directors whose term will expire at this annual meeting, three Class II directors whose term will expire at the 2004 annual meeting, and one Class III director whose term will expire at the 2005 annual meeting.

For election at this meeting, the Board has nominated three individuals, all of whom are current Class I directors: Messrs. Byrnes, Monter, and Sadler. Each nominee has been previously elected by the Company's shareholders and, if elected at this meeting, will hold office for a term expiring at the 2006 annual meeting, or until their successors are elected. Information regarding the business experience of each nominee and each director is provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION TO THE BOARD OF THE
FOLLOWING:

NOMINEES:

CLASS I DIRECTORS: TERM EXPIRING IN 2006

CHRISTOPHER I. BYRNES
Dean, School of Engineering and Applied Science
Washington University
Chairman -- Compensation Committee
Member -- Governance and Nominating Committee
Director since 1995                             Age 53               (CHRISTOPHER I. BYRNES PHOTO)

Received a B.S. degree in mathematics from Manhattan College and M.S. and Ph.D. degrees in mathematics from the University of Massachusetts. Has served on the engineering faculty at Arizona State, Harvard, and the Royal Institute of Technology in Stockholm. Has held visiting appointments in Austria, France, Germany, Italy, Japan, the Netherlands, Sweden and the former Soviet Union. Elected Fellow of the Institute of Electrical and Electronics Engineers and of the Japan Society for the Promotion of Science, and a Foreign Member of the Royal Swedish Academy of Engineering Science. In 1998, received an Honorary Doctor of Technology from the Royal Institute of Technology in Stockholm. Since 1991, has been Dean of the School of Engineering and Applied Science of Washington University.


JOHN M. MONTER
Chief Executive Officer and President
Brand Services Inc.
Member -- Compensation Committee and
Governance and Nominating Committee
Director since May 2000                         Age 55                  (JOHN M. MONTER PHOTO)

Received a B.S. degree in journalism from Kent State University and a M.B.A. degree from the University of Chicago. From 1993 to 1996, was President of the Bussmann Division of Cooper Industries, Inc. Bussmann manufactures electrical and electronic fuses. From 1996 has been President and Chief Executive Officer of Brand Services Inc. and a member of the Board of Directors of the parent company, DLJ Brand Holdings. In April 2001, was elected Chairman, DLJ Brand Holdings. In October 2002, Brand Services was acquired by Brand Holdings, LLC. In January 2003, elected Chairman of Brand Holdings, LLC. Brand is a supplier of scaffolding and specialty industrial services. Since October 2001, serves as a director of Hyco International, a supplier of hydraulic cylinders for construction and over-the-road vehicles.


WHITSON SADLER
Chairman -- Governance and Nominating
Committee
Member -- Compensation Committee
Director since May 2000                     Age 62                            (WHITSON SADLER)

Received a B.A. degree in economics from the University of the South and a M.B.A. degree from Harvard Business School. Since January 2002, member of Supervisory Board of Solvay S.A. ("Solvay"). Solvay, headquartered in Brussels, produces chemicals, plastics and pharmaceuticals. From 1978 to December 31, 2001, had been President and Chief Executive Officer of Solvay America, Inc., an affiliate of Solvay. Prior to joining Solvay, was a General Partner of Lazard Freres & Company.

Supervisory Board Member, Solvay S.A.

CLASS II DIRECTORS: TERM EXPIRING IN 2004


LORNE D. BAIN
Member -- Audit Committee and Governance
and Nominating Committee
Director since 1993                         Age 61                             (LORNE D. BAIN)

Received a B.B.A. degree from St. Edwards University, a Juris Doctor degree from the University of Texas School of Law and completed Harvard Business School's Advanced Management Program. Until September 2000, served as Chairman, President and Chief Executive Officer of WorldOil.com, a trade publication and Internet-based business serving the oilfield services industry. From 1997 to February 2000, was Managing Director of Bellmeade Capital Partners, L.L.C., a venture capital firm. From 1991 to 1996, had been Chairman and Chief Executive Officer of Sanifill, Inc., an environmental services company.

ARNOLD W. DONALD
Chairman and Chief Executive Officer
Merisant Company
Member -- Audit Committee and Governance
and Nominating Committee
Director since August 2000                  Age 48                    (ARNOLD W. DONALD PHOTO)

Received a B.A. degree in Economics from Carleton College, a B.S. degree in Mechanical Engineering from Washington University in St. Louis, and a MBA in Finance from the University of Chicago. In 1977, joined the Monsanto Company in St. Louis, Missouri holding various positions over the next twenty-three years, including President of Monsanto's Nutrition and Consumer sectors and Senior Vice President of the parent company. In March 2000, became Chairman and CEO of Merisant, a newly-formed company which markets global sweeteners under the brands Equal(R) and Canderel(R).

Director, Crown Cork & Seal Co. Inc., Scotts Company, Oil Dri Corporation, Carnival Corporation and Laclede Group, Inc.


BERNARD G. RETHORE
Chairman of the Board, Emeritus
Flowserve Corporation
Chairman -- Audit Committee
Member -- Governance and Nominating
Committee
Director since 1997                         Age 61                  (BERNARD G. RETHORE PHOTO)

Received a B.A. degree in economics (Honors) from Yale University and a M.B.A. degree from the Wharton School of the University of Pennsylvania. Since 1995, had been Director, President and Chief Executive Officer of BW/IP, Inc., a supplier of advanced-technology fluid transfer and control equipment, systems and services and was elected its Chairman in February 1997. In July 1997, became Chairman and Chief Executive Officer of Flowserve Corporation ("Flowserve") and added the additional title of President, in October 1998 until July 1999. Stepped down as Chief Executive Officer of Flowserve in January 2000 but continued to serve as its Chairman until his retirement as an executive officer and director in April 2000, when he was named Chairman of the Board, Emeritus. Flowserve, formed by the merger of BW/IP, Inc. and Durco International, Inc., is a leading global producer of highly engineered pumps, precision seals, valves and valve actuators, and flow management services. From 1989 to 1995, was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries.

Director, Maytag Corporation, Amcast Industrial Corporation, Dover Corporation and Walter Industries, Inc.

CLASS III DIRECTOR: TERM EXPIRING IN 2005


C. BAKER CUNNINGHAM
Chairman of the Board, President and
Chief Executive Officer
Director since 1993                  Age 61                                 (C. BAKER CUNNINGHAM)

Received a B.S. degree in civil engineering from Washington University, a M.S. degree in civil engineering from Georgia Institute of Technology and a M.B.A. from Harvard Business School. Has been Chairman, President and Chief Executive Officer of the Company since its incorporation in July 1993.

Director, Cooper Cameron Corporation.

                                 PROPOSAL NO. 2

           APPROVAL OF BELDEN INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

The Company is asking its shareholders to approve a new employee stock purchase plan (the "ESPP" or the "Plan"). In May 1994, the shareholders previously approved the Company's first employee stock purchase plan (the "1994 ESPP"). The 1994 ESPP will expire by its own terms in September 2003 and, accordingly, the Company wants to continue to provide the benefits of stock ownership to its employees by authorizing the new Plan. In February 2003, the Board of Directors approved the ESPP, subject to shareholder approval. The new ESPP will become effective immediately upon shareholder approval.

All shares reserved under the 1994 ESPP will either be cancelled or issued in connection with the plan's 2002 offering (i.e., the last offering under the plan which will be completed in December 2003). The Company expects that about 332,243 shares will remain in the share reserve and not be issued under the 2002 plan offering. These shares will be cancelled upon expiration of the 1994 Plan in September 2003.

No offerings under the new ESPP will be made before shareholders consider the plan at this annual meeting. The Board believes it is in the best interest of the Company and its shareholders that the new ESPP be approved and made available to employees. There will be 1,200,000 shares of the Company's common stock reserved for issuance under the ESPP, which represents 4.75% of the 25,247,024 shares outstanding on February 21, 2003. A summary of the principal features of the ESPP follows. The ESPP is attached to this proxy statement as Attachment 1.

 OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE BELDEN INC. 2003
                         EMPLOYEE STOCK PURCHASE PLAN.

SUMMARY OF THE ESPP

Administration. The Compensation Committee of the Board of Directors administers the ESPP. The Committee has authority to interpret the Plan and to make all other determinations necessary or advisable in administering it.

Eligibility. All full-time, and certain part-time, employees of the Company and its designated subsidiaries (as determined by the Board) are eligible to participate in the ESPP. Part-time employees whose customary employment is for less than five months a year, or whose customary employment is less than 20 hours per week, are ineligible to participate. Employees who, after exercising their rights to purchase shares under the ESPP, would own shares representing 5% or more of the total combined voting power of the Company's common stock, are also ineligible to participate. An employee may not purchase more than $25,000 of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time. A person who becomes an employee within ninety (90) days after a Plan offering date may still participate if he otherwise meets the eligibility criteria of the Plan.

Participation in the ESPP is at the election of each eligible employee and the amount received by a participant under the ESPP depends on the fair market value of the Company's common stock on future dates; therefore, the benefits or amounts that will be received by any participant if the ESPP is approved are not currently determinable.

Participation. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount not greater than a percentage (fixed by the Board) of pay (i.e., regular base pay, plus overtime pay, cash incentive compensation but excluding compensation payable under a fringe benefit plan) for each payroll period in the offering period. As of February 21, 2003, the number of employees eligible to participate in the new ESPP was 4,040, which represents 85% of all employees.

Purchases. Eligible employees enroll in an offering period during the open enrollment period, which begins prior to the start of that offering period. During an offering period payroll deductions are accumulated. At the end of the offering period, the accumulated deductions are used to purchase shares of the Company's common stock. An exercise date cannot occur later than 27 months after an offering date. For each offering under the Plan, the Board determines the offering date and the exercise date.

Shares are purchased at a price equal to 85% of the fair market value (the "FMV") of the Company's common stock on either the offering date (which precedes an offering period) or on the exercise date, whichever is lower. "FMV" means the average of the high and low of Belden common stock on the applicable date.

The closing price of the Company's common stock on February 21, 2003, as quoted on the New York Stock Exchange under the symbol "BWC," was $13.16 per share.

Termination of Employment. If a participating employee voluntarily resigns from the Company, or is terminated by the Company prior to the first day of the month of the exercise date for an offering, the employee's option to purchase terminates and the amount in the employee's account is returned to the employee.

Adjustments Upon Change in Capitalization. In the event of a recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or similar event, the Compensation Committee will make an appropriate adjustment to the number and kind of shares that may be purchased under the ESPP.

Participation Adjustment. If the number of shares that are available for purchase under the Plan is insufficient to permit exercise of all exercisable options by participating employees, the Company will make a pro rata adjustment, and the number of shares purchasable by all participating employees will be reduced proportionately.

Effect of Change of Control. If (i) the Company is to be merged into or consolidated with another corporation and the Company is not the surviving corporation, (ii) the Company is dissolved and liquidated, (iii) substantially all of the assets and business of the Company are sold, or (iv) there occurs a "change in control" as defined in the plan, then the Board will, with respect to any options outstanding, either (a) cause the exercise date to be accelerated to a date fixed by the Board and permit an employee to make a lump-sum deposit prior to the acceleration date and upon the acceleration date, cancel any unexercised options; or (b) at any time during a specified 20-day period cancel any option by payment in cash to the employee of an amount equal to the excess of the fair market value of the Company's common stock on the date of cancellation over the option price per share times the number of shares to be cancelled.

Amendment. The Board may amend the ESPP at any time and in any respect. However, no amendment can make a change in a granted option which would adversely affect the rights of participants. An amendment to the ESPP shall be contingent on approval of the shareholders of the Company only to the extent required by applicable law, regulations or rules or as provided by the Board.

Termination. The Board may terminate the ESPP at any time and for any reason or for no reason, provided that no termination shall impair any rights of participating employees with respect to options previously granted. Without further action of the Board, the ESPP shall terminate ten years after the date of its adoption by the Board on February 18, 2003, or, if earlier, at such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

U.S. Federal Income Tax Consequences. The ESPP, and the rights of participant employees to make purchases thereunder, is intended to qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of.

Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding periods. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:

  (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or

  (ii) an amount equal to 15% of the fair market value of the shares as of the applicable purchase date.

Any additional gain should be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally mea-sured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above. In all other cases, no deduction is allowed to the Company.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state, local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

PARTICIPATION IN THE 1994 EMPLOYEE STOCK PURCHASE PLAN
The following table notes the aggregate purchase price, aggregate fair market value (closing price) on the purchase date (December 6, 2002) and number of shares purchased under the 1994 ESPP in 2002 by (i) the Named Executive Officers (as defined in the Summary Compensation Table below), (ii) all current executive officers as a group, and (iii) all other employees as a group:

               PARTICIPATION IN 1994 EMPLOYEE STOCK PURCHASE PLAN
                                  DURING 2002*

                                                            DOLLAR VALUE
                                                   -------------------------------
                                                     AGGREGATE      AGGREGATE FAIR
NAME                                               PURCHASE PRICE   MARKET VALUE**   NUMBER OF SHARES
----                                               --------------   --------------   ----------------
C. Baker Cunningham                                  $   24,995       $   29,674           1,857
Richard K. Reece                                         15,452           18,345           1,148
Peter J. Wickman                                         15,452           18,345           1,148
D. Larrie Rose                                           11,710           13,902             870
Kevin L. Bloomfield                                      11,952           14,190             888
All current executive officers as a group
  (including those named above)                          97,881          116,206           7,272
All employees as a group (excluding current
  executive officers)                                 1,667,654        1,979,874         123,897

* Amounts shown represent shares acquired in 2002 pursuant to the 2001 plan offering. The 2002 plan offering (the last offering under the 1994 employee stock purchase plan) will be completed in December 2003.

** Aggregate fair market value is number of shares multiplied by the closing price of Belden common stock on December 6, 2002 (i.e., $15.98).

                                 PROPOSAL NO. 3

             APPROVAL OF BELDEN INC. 2003 LONG-TERM INCENTIVE PLAN

GENERAL

The Company is asking the shareholders to approve a new long-term incentive plan (the "2003 Incentive Plan"). In May 1994, the shareholders approved the Company's first incentive plan (the "1994 Incentive Plan"). Such 1994 Incentive Plan will expire by its own terms in October 2003 and, accordingly, the Company wants to continue to promote its long-term financial interest by encouraging employees to acquire an ownership position in the Company and by linking a portion of participants' compensation to Company performance.

In February 2003, the Board of Directors of the Company adopted the 2003 Incentive Plan, subject to shareholder approval. The new plan will become effective immediately upon shareholder approval. There will be 800,000 shares of the Company's common stock reserved for issuance under the 2003

Incentive Plan, which represents 3.16% of the 25,247,024 shares outstanding on February 21, 2003. The number of non-stock option awards that may be made under the 2003 Incentive Plan cannot exceed 240,000, which is 30% of the total of shares in reserve under the plan and less than 1% of the shares outstanding on February 21, 2003. The Company has not repriced any options granted under the 1994 Incentive Plan and does not intend to do so. The 2003 Incentive Plan prohibits repricing of stock options and no awards will be made under this plan prior to this annual meeting.

In addition, should the shareholders approve the new 2003 Incentive Plan at this meeting, the non-employee directors will not receive the stock option award of 2,000 shares or the stock award of 500 shares (noted above under Director Compensation) in 2003 (in which event the relevant provisions of the 1994 Incentive Plan and the entire Non-Employee Director Stock Plan shall be terminated prospectively).

In lieu of such grants, the non-employee directors will receive an annual grant of 2,000 restricted shares under the new 2003 Incentive Plan, beginning the day following this annual meeting. Generally, the restricted shares cannot be sold or otherwise disposed of prior to the non-employee director's departure from the Board and the director will not be entitled to the restricted shares if his or her departure is for cause. See Other Matters under Director Compensation, noted above, for additional information on director compensation.

See 2003 Awards under 1994 Long-Term Incentive Plan, noted below, for information on awards made to the named executive officers in 2003 under the 1994 Incentive Plan.

If the new 2003 Incentive Plan is approved by the shareholders at this meeting, no awards will be thereafter made under the 1994 Incentive Plan, and the plan will expire by its own terms in October 2003. The shares in reserve, approximately 22,310, will be cancelled upon expiration of the 1994 Incentive Plan. A summary of the principal features of the 2003 Incentive Plan follows. The 2003 Incentive Plan is attached to this proxy statement as Attachment 2.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE BELDEN INC. 2003 LONG-TERM INCENTIVE PLAN.

SUMMARY OF 2003 INCENTIVE PLAN

General. The purpose of the 2003 Incentive Plan is to encourage ownership in Belden by key employees whose long-term employment is essential to Belden's continued progress. Stock options, stock appreciation rights, performance shares, and restricted stock may be granted under the Plan. However, the number of non-stock option awards under the plan cannot exceed 240,000 (i.e., thirty percent of the number of shares in reserve under the plan). The Compensation Committee administers the new plan and has not made any awards under the plan.

Eligibility and Participation. Employees with significant management potential or having the capacity to contribute significantly to the success of the Company are eligible to participate. Presently, 75 employees would participate in the 2003 Incentive Plan.

Limitations. Section 162(m) of the Internal Revenue Code, as amended (the "Code"), places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of Belden. To preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 2003 Incentive Plan provides that no employee may receive awards representing more than 200,000 shares each year. In addition, to preserve the Company's ability to deduct under Section 162(m) compensation income associated with performance shares that may be granted under the plan, the plan provides the performance criteria that the Compensation Committee must use for any performance shares awarded to executive officers.

Shares Subject to Awards. The plan provides for the granting of stock options, stock appreciation rights, restricted stock awards, and performance shares in the aggregate amount of 800,000 shares of the Company's common stock, subject to adjustment for changes in capitalization. However, the number of non-stock option awards under the plan cannot exceed 240,000 (i.e., thirty percent of the number of shares in reserve under the plan). The shares may be treasury shares or authorized but unissued shares. If any outstanding award expires or terminates, the shares allocable to the unexercised portion of such award may again be subject to an award under the plan, subject to certain exceptions. The Compensation Committee will have the discretion to grant either "incentive stock options" (as defined in Section 422 of the Code ("ISO's") or

"non-statutory" stock options ("NSO's"). See below Federal Income Tax Consequences for a description of the two types of options.

Terms and Conditions of Options. Each option granted under the 2003 Incentive Plan will be evidenced by a written option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

Exercise Price. The price at which shares may be purchased pursuant to an option, whether an ISO or an NSO, is determined by the Compensation Committee, but in no event may the price be less than the average of the high and low of Company shares on the day the options were granted. As of March 7, 2003, the high and low sale prices of Company shares were $12.25 and $11.70 per share, respectively.

Term of Option. The Compensation Committee in its discretion may provide that an option will be exercisable throughout a ten-year period or during any shorter period of time commencing on or after the date of grant of the option and ending on or before the expiration of a ten-year period. The Compensation Committee may provide for vesting or other conditions to exercise options. Under the 1994 Incentive Plan (which will expire in October 2003), granted stock option awards vest over three years and expire in ten years from the grant date. See Options Granted in Last Fiscal Year (noted below) for additional information.

Form of Consideration. Upon exercise, an optionee may pay the exercise price in cash, shares, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate.

Rights of Participants. No participant has rights as a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate for the shares. The granting of any option by the Company does not impose any obligation on the Company to employ or continue to employ any participant.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights either in tandem with an option or alone. Stock appreciation rights granted in tandem with a stock option may be granted at the same time as the stock option or at a later time. A stock appreciation right issued in tandem with stock options shall entitle the participant to receive from the Company an amount payable in cash, in shares or a combination of cash and shares equal to the positive difference between the fair market value on the date of exercise of a share and the grant price. The grant of a freestanding stock appreciation right may be at a price determined by the Committee. However, the price may not be less than the fair market value of the shares on the date of grant. No stock appreciation right may be exercisable earlier than six months after grant.

Restricted Stock Awards. The Compensation Committee may grant shares of restricted stock on terms as the Committee may determine. "Restricted stock" means Company shares that may be forfeited by the holder to the Company under conditions as the Committee may determine. The restrictions may include limitations on transferability, requirements of continued employment, individual performance or the Company's financial performance. Under the 1994 Incentive Plan (which will expire in October 2003), granted restricted stock awards are subject to forfeiture if the individual does not remain employed by the Company for three years after the grant date. During the forfeiture period, dividends on the restricted shares accumulate and only become payable after the three-year forfeiture period. See footnote 3 under Summary Compensation Table (noted below) for additional information.

Performance Shares. The Compensation Committee may grant performance shares, which are shares that are earned only after the attainment of predetermined performance targets during a performance period established by the Compensation Committee. Performance shares may be convertible into shares, cash or a combination of both as the Committee may determine. At the end of the performance cycle, the Committee determines the number of performance shares that have been earned. Performance shares may not be sold, transferred, assigned, pledged or otherwise encumbered so long as such performance shares remain restricted.

To meet requirements of Section 162(m), the plan prohibits a performance share award to the named executive officers unless the award complies with the Code section. In furtherance of this plan condition, the plan sets out the performance criteria that the Committee must follow for any award of performance shares to the named executive officers. The performance criteria must include any one or any combination of the following: (i) the Com-pany's return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in earnings per share of the Company or any of its subsidiaries or business segments; (iii) cash flow or similar measure; (iv) total shareholder return; (v) change in the market price of the Company's common stock; or (vi) market share.

Restricted Stock Awards to Non-employee Directors. Under the 2003 Incentive Plan, each nonemployee director will automatically be granted, on the day following each annual meeting, an award of 2,000 restricted shares of the Company's common stock. The grant is subject to the condition that the restricted stock cannot be sold, transferred, pledged or otherwise disposed (collectively, "Transfer") prior to the director's departure from the Board of Directors of the Company, other than for cause. However, in order for the grant of restricted stock to meet the requirements of Rule 16b-3 under the Exchange Act, in no event will the director be permitted to Transfer any restricted stock prior to the expiration of six months from the date of the award. In the event of a Change of Control (as defined in the plan) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested. The portion of the 2003 Incentive Plan applicable to nonemployee directors is designed to operate automatically and not require administration.

Change of Control. The 2003 Incentive Plan provides for the acceleration of certain benefits in the event of a "Change of Control" of the Company. A Change of Control will be deemed to have occurred under certan events, including if (i) any person or group acquires beneficial ownership of 25% of the voting securities of the Company; or (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period.

Effect of Change of Control. In the event of a Change in Control, (i) all SARs shall become exercisable in full, (ii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested,
(iii) all Performance Share Awards shall be deemed to be earned in full at the target performance goal level, and (iv) with respect to all outstanding stock options (whether or not exercisable at the time of the Change of Control), the Company shall make payment in cash to each participant in an amount equal to the excess of the Change of Control Price over the option exercise price multiplied by the number of shares of Common Stock covered by the stock option for each stock option held by such Participant, upon which payment such stock options shall be deemed cancelled.

Changes in the Company's Capital Structure. In the event of any change in the outstanding shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which stock options, stock appreciation rights, restricted stock awards, and performance shares may be granted under the Incentive Plan and the shares issuable pursuant to outstanding stock options, stock appreciation rights, restricted stock awards, and performance shares shall be appropriately adjusted by the Compensation Committee, whose determination shall be final.

Amendment of the 2003 Incentive Plan. The Board of Directors may amend, suspend or terminate the plan at any time and from time to time, subject to certain conditions.

Duration of the 2003 Incentive Plan. The 2003 Incentive Plan became effective on February 18, 2003 and no awards may be granted under the Plan after February 18, 2013.

Federal Income Tax Consequences -- Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long-term capital gain or loss on the sale.

An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares as of the date of exercise or (b) the amount realized on the sale, over (ii) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short- or long-term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short- or long-term, depending on the holding period.

The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

Federal Income Tax Consequences -- Non-Statutory Stock Options. The grant of NSO's under the Incentive Plan will not result in the recognition of any taxable income by the participants. A participant will recognize income on the date of exercise of the non-statutory stock option equal to the difference between (i) the fair market value on the date the shares were acquired, and (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-statutory stock option.

Federal Income Tax Consequences -- Stock Appreciation Rights and Performance Shares. Stock Appreciation Rights and Performance Share awards involve the issuance of shares or the payment of cash, without other payment by the recipient, as additional compensation for services to the Company. The recipient will recognize taxable income equal to cash received or the fair market value of the shares on the date of the award, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the recipient.

Federal Income Tax Consequences -- Restricted Stock Grants. Restricted stock granted under the Incentive Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. On the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. The participant's tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount of income recognized by the recipient.

2003 AWARDS UNDER 1994 INCENTIVE PLAN:

In February 2003, the Compensation Committee made 205,500 option awards and 93,500 restricted stock awards under the 1994 Incentive Plan. Of these amounts, the named executive officers received the following awards: Mr. Cunningham, 50,000 options and 25,000 restricted shares; Messrs. Reece and Wickman, each, 15,000 options and 9,000 restricted shares; Mr. Rose, 10,000 options and 6,000 restricted shares; and Mr. Bloomfield, 12,000 options and 7,000 restricted shares. The effective date of the grants was February 18, 2003, except that the grant date of Mr. Cunningham's option award was March 5, 2003. The exercise price of each option is the average of the high and low of Belden shares on the effective grant date. The options vest over three years and will expire ten years after the grant date. The restricted stock awards are subject to forfeiture if the individual does not remain employed by the Company for three years after the grant date. Dividends on the restricted stock accumulate and become payable after the three-year vesting period.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

                                                   A                      B                      C
                                          --------------------   -------------------   ----------------------
                                                                                        NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE
                                                                                        FOR FUTURE ISSUANCE
                                          NUMBER OF SECURITIES                              UNDER EQUITY
                                           TO BE ISSUED UPON      WEIGHTED AVERAGE       COMPENSATION PLANS
                                              EXERCISE OF         EXERCISE PRICE OF    (EXCLUDING SECURITIES
PLAN CATEGORY                             OUTSTANDING OPTIONS    OUTSTANDING OPTIONS   REFLECTED IN COLUMN A)
-------------                             --------------------   -------------------   ----------------------
Equity Compensation Plans Approved by
  Stockholders(1)                               3,088,796(3)          $23.8776                 650,053(5)
Equity Compensation Plans Not Approved
  by Stockholders(2)                                4,131(4)          $13.2250                 104,469(6)
                                              -----------                                    ---------
TOTAL                                           3,092,927                                      754,522
                                              ===========                                    =========

(1) Consists of the Belden Inc. Employee Stock Purchase Plan (the "1994 Stock Plan") and the Belden Inc. Long-Term Incentive Plan (the "1994 Incentive Plan").

(2) Consists of the Non-Employee Director Stock Plan ("Director Plan") and the Belden UK Employee Share Ownership Plan (the "UK Share Purchase Plan"). Under the Director Plan, each non-employee director receives 500 shares of the Company's common stock on the day following each annual meeting. Only treasury shares may be used to fund the Director Plan. The Director Plan will be terminated should shareholders approve the Belden Inc. 2003 Long-Term Incentive Plan (Proposal 3) at this meeting. The UK Share Purchase Plan permits UK employees of the Company to purchase Company stock over a twelve-month period through payroll deductions. None of the named executive officers participate in this plan.

(3) Includes 2,895,125 shares under the 1994 Incentive Plan and purchase rights to acquire 193,671 shares of Company common stock in connection with the 2002 offering under the 1994 Stock Plan. Under the 1994 Stock Plan, participating employees have the right to purchase Company shares over an offering period (i.e., the 2002 offering is over a twelve-month period ending December 5, 2003). Shares are purchased through employee payroll deductions at a purchase price equal to 85% of the lesser of the fair market value of the Company's common stock on the offering date or the exercise date. The 1994 Stock Plan will expire in September 2003 and the 1994 Incentive Plan will expire in October 2003.

(4) Represents shares issued under the UK Share Purchase Plan.

(5) Includes 332,243 shares available for issuance under the 1994 Stock Plan; and 317,810 shares available for issuance under the 1994 Incentive Plan.

(6) Includes 8,600 shares available for issuance under the Director Plan; and 95,869 shares available for issuance under the UK Share Purchase Plan.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information as of March 1, 2003, concerning:

     - beneficial ownership of each director or nominee;

     - beneficial ownership of each executive officer named in the Summary Compensation Table; and

     - beneficial ownership of directors, nominees and executive officers as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of April 30, 2003 (60 days after March 1, 2003) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

The percentage of outstanding common stock, including options exercisable within 60 days after March 1, 2003, beneficially owned by directors, nominees and executive officers as a group is 4.7%. The percentage of shares beneficially owned by any director or nominee individually (including options exercisable through April 30, 2003) does not exceed 1% of the outstanding common stock, except for Mr. Cunningham whose percentage of shares is 2.37% of the outstanding common stock.

    BENEFICIAL OWNERSHIP TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                              SHARES BENEFICIALLY
                                                                  OWNED(a)(b)
                                                              -------------------
C. Baker Cunningham                                                  600,747
  Chairman of the Board, President, and Chief Executive
     Officer
Richard K. Reece                                                     183,437(c)
  Vice President, Finance and Chief Financial Officer
Peter J. Wickman                                                     179,014
  Vice President, Operations and President of Belden
     Electronics
D. Larrie Rose                                                        70,254(d)
  Vice President, Operations and President of Belden
     Holdings, Inc.
Kevin L. Bloomfield                                                  112,775
  Vice President, Secretary and General Counsel
Bernard G. Rethore                                                    13,600(e)
  Director
Lorne D. Bain                                                         11,300
  Director
Christopher I. Byrnes                                                 10,000
  Director
Whitson Sadler                                                        10,000
  Director
Arnold W. Donald                                                       9,400(f)
  Director
John M. Monter                                                         8,600
  Director
                                                                   ---------
All directors, nominees and officers as a group                    1,209,127

---------------

(a) Includes the following shares covered by stock options which are currently exercisable or exercisable within 60 days after March 1, 2003: Mr. Cunningham, 451,667 shares; Mr. Reece, 138,000 shares; Mr. Wickman, 138,000 shares; Mr. Rose, 54,236 shares; Mr. Bloomfield, 88,667 shares; Mr. Bain, 6,000 shares; Dr. Byrnes 6,000 shares; Mr. Rethore 6,000 shares; Mr. Sadler, 4,000 shares; Mr. Donald, 2,000 shares; and Mr. Monter, 4,000 shares. Includes restricted shares awarded in 2001 and 2002 to the following individuals: Messrs. Cunningham, Reece, Wickman, Rose, and Bloomfield. See Summary Compensation Table and footnote (3) of Summary Compensation Table for amounts and terms of the restricted share awards. Table does not include any long-term compensation awards made in 2003.

(b) Includes shares held by Messrs. Cunningham, Reece, Wickman, Rose, and Bloomfield in the Company's Retirement Savings Plan as of December 31, 2002.

(c) Includes 27,367 shares owned jointly by Mr. Reece and his spouse.

(d) Includes 1,051 shares held jointly by Mr. Rose and his spouse in an IRA, and 12,071 shares held jointly by Mr. Rose and his spouse in another account.

(e) Includes 7,600 shares held in trust.

(f) Includes 2,200 shares held in trust.

    BENEFICIAL OWNERSHIP TABLE OF SHAREHOLDERS OWNING MORE THAN FIVE PERCENT

The following table shows information regarding those shareholders known to the Company to beneficially own more than 5% of the outstanding Belden shares for the period ending on December 31, 2002.

                                                               AMOUNT AND NATURE
NAME AND ADDRESS                                                 OF BENEFICIAL       PERCENT
OF BENEFICIAL OWNER                                                OWNERSHIP         OF CLASS
-------------------                                           --------------------   --------
T. Rowe Price Associates, Inc.                                     2,863,200(a)        11.4%
100 E. Pratt Street
Baltimore, Maryland 21202
Sterling Capital Management LLC                                    1,532,400(b)         6.1%
Two Morrocroft Centre
4064 Colony Road
Suite 300
Charlotte, North Carolina 28211
Putnam, LLC d/b/a Putnam Investments                               1,327,785(c)         5.3%
One Post Office Square
Boston, Massachusetts 02109

(a) Information based on a joint Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. ("Price") and T. Rowe Price Small Cap Stock Fund, Inc. ("Small Cap"). Price has sole voting power over 619,500 shares, sole dispositive power over 2,863,200 shares and does not have shared voting or shared dispositive power over any shares. Small Cap has sole voting power over 1,915,000 shares and does not have shared voting or any dispositive power over any shares. The securities are owned by various individuals and institutional investors, including Small Cap (which owns 1,915,000 shares), which Price serves as investment advisor with power to direct investments or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price is deemed to be a beneficial owner of such securities; however, Price disclaims that it is, in fact, the beneficial owner of the securities.

(b) Information based on a Schedule 13G filed with the SEC by Sterling Capital Management LLC ("Sterling"). Sterling has shared voting power over 1,532,400 shares, shared dispositive power over 1,532,400 shares, and does not have sole voting or sole dispositive power over any shares.

(c) Information based on a Schedule 13G filed with the SEC by Putnam LLC d/b/a Putnam Investments ("Putnam"). Putnam (through its affiliate, Putnam Investment Management, LLC) has shared voting power over 118,526 shares, shared dispositive power over 726,841 and does not have sole voting or sole dispositive power over any shares. Putnam (through its affiliate, Putnam Advisory Company, LLC) has shared voting power over 260,384 shares, shared dispositive power over 600,944 shares, and does not have sole voting power or sole dispositive power over any shares.

In addition, at December 31, 2002, CIGNA Retirement and Investment Services as Trustee of the Savings Plans, held of record 1,002,107 shares, 3.96% of common stock.

                             EXECUTIVE COMPENSATION

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

The Compensation Committee reviews and approves compensation for the Company's executive officers. The following report of the Committee summarizes the executive compensation policies used by the Committee in 2002.

Philosophy

The Company's philosophy in setting its compensation policies for officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of officers with those of the Company's other shareholders. To achieve this goal, the Company attempts to offer compensation programs that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level, and reward outstanding achievement. In addition, the Company attempts to maintain a portion of the executive's total compensation at risk--tied to achievement of financial, organizational and management performance goals. The Company also encourages executives to manage from the perspective of owners with an equity stake in the Company. To achieve these goals, the Compensation Committee has established a program primarily consisting of cash compensation and long-term incentives.

Cash Component

The cash component of total compensation consists of a base salary and an annual bonus. It is designed to compensate executives competitively within the industry and marketplace. The Committee reviews and approves, annually, base salaries for Mr. Cunningham, the Chief Executive Officer, and other officers. Generally, officer salaries are targeted at the average rates paid by industry competitors to enable the Company to attract, motivate and retain skilled individuals. Base salaries in 2002 were established by the Committee based upon an officer's job responsibilities, level of experience, individual performance and contribution to the business.

In addition to base salary, the Company's management (including officers) is eligible for an annual bonus based upon individual performance and the attainment of Company-based financial objectives. The bonus criteria for Mr. Cunningham are based solely on the attainment of the financial objectives. The annual incentive bonuses are calculated by the Committee as a percentage of the officers' base salary. At the beginning of 2002, the Committee established the bonus target and payout range for each officer. The Committee evaluates the performance of the officers at its first meeting following the year of performance, and approves a bonus based upon the results of its evaluation. Neither Mr. Cunningham nor other officers or senior management received a bonus for 2002. The basis for this is that the Company, because of challenging economic conditions, did not meet the performance criteria for a payout.

Long-Term Component

The Company provides long-term incentives through its long-term incentive plan. The plan is designed to attract and retain key employees and to directly link their interest with the long-term performance of the Company. The Committee believes that the grant of stock options and restricted shares directly motivates the officer to maximize long-term shareholder value. The options vest over three years and expire ten years after the grant date. All options are granted at the fair market value of the Company's common stock on the date of grant. The restricted shares cannot be transferred or disposed of for three years and the holder forfeits his shares if he leaves the Company before expiration of the three-year vesting period. All dividends accrued on the restricted shares are accumulated and become payable only upon vesting. In granting awards, the Committee considers various factors, including individual performance, the anticipated contribution of the individual to the attainment of the Company's long-term strategic objectives, and prior grants.

The Compensation Committee reviewed the compensation of Mr. Cunningham using these criteria and policies. Mr. Cunningham's base salary increased by 2.6%, effective March 1, 2002. Had the bonus criteria been met, Mr. Cunningham had the opportunity to receive a bonus of 50% of his mid-point salary range for performance at the target level or a maximum bonus of up to 100% of the mid-point of his salary range. His performance criteria were based solely on objective criteria--i.e., return on capital (33%) and earnings per share (67%). For officers other than Mr. Cunningham, an individual performance element was included with the weight assigned to each of 53% earnings per share; 27% return on capital; and 20% individual performance. In accordance with the objectives of the long-term incentive plan, in 2002, Mr. Cunningham received 40,000 stock options and 20,000 restricted shares.

Section 162(m)

The Company believes it is unlikely that the Company would pay any material amounts in 2003 that would result in a loss of a Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the named executive officers. In the future, the Committee will use sound business judgment to determine whether to implement specific compensation programs, even though certain elements may not meet the performance criteria under this tax provision, or whether to authorize special actions to be taken or plans or programs be revised to deal with this limitation.

Christopher I. Byrnes (Chair)
Whitson Sadler
John M. Monter

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION AWARDS
                                                                     ----------------------------------
                                           ANNUAL COMPENSATION       RESTRICTED   SECURITIES
                                       ---------------------------     STOCK      UNDERLYING     ALL
NAME AND PRINCIPAL                            SALARY(1)   BONUS(2)   AWARDS(3)    OPTIONS(4)   OTHER(5)
COMPENSATION POSITION                  YEAR      ($)        ($)         ($)          (#)         ($)
---------------------                  ----   ---------   --------   ----------   ----------   --------
C. Baker Cunningham                    2002    587,499          0     421,800       40,000      37,543
  Chairman of the Board, President,    2001    570,833          0     454,750       50,000      47,514
  and Chief Executive Officer          2000    545,833    230,000           0      100,000      42,365
Richard K. Reece                       2002    309,999          0     189,810       18,000     153,646
  Vice President, Finance and          2001    297,499          0     160,500       18,000      17,437
  Chief Financial Officer              2000    282,500     85,000           0       35,000      15,637
Peter J. Wickman                       2002    309,999          0     189,810       18,000      13,200
  Vice President, Operations and       2001    297,499          0     160,500       18,000      18,112
  President of Belden Electronics      2000    282,500    100,000           0       35,000      15,637
D. Larrie Rose                         2002    231,941          0     126,540       12,000      88,811
  Vice President, Operations and       2001    202,833          0      80,250        8,000       7,875
  President of Belden Holdings, Inc.   2000    190,900     55,000           0       16,000       7,650
Kevin L. Bloomfield                    2002    240,000          0     105,450       10,000      10,550
  Vice President, Secretary            2001    227,500          0      80,250        8,000      13,387
  and General Counsel                  2000    212,500     65,000           0       25,000      11,812

(1) Salaries are amounts actually received. The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and, therefore, such items have been excluded.

(2) Determined by the Compensation Committee at its first meeting held after the end of the year in which the compensation was earned.

(3) With respect to the 2001 grants, the figures in this column reflect the closing price of Belden shares ($26.75 per share) on the grant date of awards of restricted stock (February 14, 2001). With respect to the 2002 grants, the figures in this column reflect the closing price of Belden shares ($21.09 per share) on February 15, 2002, the effective grant date price. All restricted stock awards are subject to forfeiture in the event the individual does not remain employed by the Company for three years after the grant date. The following chart shows the value of such shares as of the end of 2002 (i.e., $15.22 per share, the closing price of Belden shares on December 31, 2002):

                                                             2001 GRANT   2002 GRANT
                                                             ----------   ----------
    C. Baker Cunningham                                       258,740      304,400
    Richard K. Reece                                           91,320      136,980
    Peter J. Wickman                                           91,320      136,980
    D. Larrie Rose                                             45,660       91,320
    Kevin L. Bloomfield                                        45,660       76,100

    Dividends on restricted stock accumulate and become payable after the three-year-vesting period. The dividend rate on the shares of restricted stock is the dividend rate payable on all outstanding shares of Company common stock.

(4) Options granted under the Incentive Plan. The exercise of one-third of the shares is permitted on the first, second, and third anniversaries of the grant dates. The exercise price for the 2000 options was $21.75; the exercise price for the 2001 options was $26.38; and the exercise price for the 2002 options was $20.865. In each instance, the exercise price equaled the average of the high and low of Belden shares on the effective grant date.

(5) For each named officer, amounts include Company contributions and allocations in Company-sponsored defined contribution plans and other plans. For Mr. Reece, this column also includes, for 2002, reimbursements related to relocation totaling $63,356 and incentive compensation of $80,000, which he received in connection with his returning as the Company's Chief Financial Officer and Vice President of Finance. For Mr. Rose, this column also includes, for 2002, payments related to foreign cost-of-living differentials totaling $80,561.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ----------------------------------------------------------    POTENTIAL REALIZABLE
                                           PERCENT OF                                     VALUES AT ASSUMED
                            NUMBER OF        TOTAL                                      ANNUAL RATES OF STOCK
                           SECURITIES       OPTIONS                                    PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO                                      OPTION TERM(1)
                             OPTIONS      EMPLOYEES IN      EXERCISE      EXPIRATION   -----------------------
                          GRANTED(#)(2)   FISCAL YEAR    PRICE($/SH)(3)      DATE        5%($)       10%($)
                          -------------   ------------   --------------   ----------   ---------   -----------
C. Baker Cunningham          40,000           12.5%          20.865          2012       991,600     1,579,200
Richard K. Reece             18,000            5.6%          20.865          2012       446,220       710,640
Peter J. Wickman             18,000            5.6%          20.865          2012       446,220       710,640
D. Larrie Rose               12,000            3.8%          20.865          2012       297,488       473,760
Kevin L. Bloomfield           8,000            3.1%          20.865          2012       198,320       315,840

(1) The Company elected to use "Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term". The dollar amounts under these columns are the result of calculations at the 5% ($24.79) and 10% ($39.48) rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

(2) Grants of stock options in 2002 awarded under the Incentive Plan. Exercises of one-third of the shares are permitted on the first, second, and third anniversaries of the grant date.

(3) The purchase price of shares subject to an option is the average of the high and low of Belden shares on February 15, 2002, the effective grant date price.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING         VALUE OF UNEXERCISED IN-
                               SHARES       VALUE        UNEXERCISED OPTIONS AT          THE-MONEY OPTIONS AT
                             ACQUIRED ON   REALIZED       DECEMBER 31, 2002(#)           DECEMBER 31, 2002($)
                             EXERCISE(#)     ($)      EXERCISABLE/UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE(2)
                             -----------   --------   ----------------------------   ----------------------------
C. Baker Cunningham               0           $0            388,334/143,796                      0/0
Richard K. Reece                  0           $0             114,333/56,667                      0/0
Peter J. Wickman                  0           $0             114,333/56,667                      0/0
D. Larrie Rose                    0           $0              46,834/31,666                      0/0
Kevin L. Bloomfield               0           $0              74,334/31,666                      0/0

(1) For each named executive officer, the table column reflects option grants on February 28, 1996, at an exercise price of $30.75 per share; on February 20, 1998, at an exercise price of $39.53125 per share; (excluding Mr. Rose) on January 5, 1999, at an exercise price of $20.0625; on February 16, 2000, at an exercise price of $21.75; on February 14, 2001, at an exercise price of $26.38 per share; and on February 15, 2002, at an exercise price of $20.865. For Messrs. Reece and Wickman, table column also reflects an additional option grant each received on February 26, 1997, to purchase 10,000 shares at an option price of $35.1875 per share. For Mr. Rose, table column also reflects option grants on November 4, 1998, at $16.9375 per share. For each grant, the exercise price was the average of the high and low of Belden shares on the effective grant date. Options become exercisable as to one-third of such options on each of the first three anniversaries of the date of grant and will expire ten years after the date of grant.

(2) "Value" represents the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 2002 ($15.22), and the exercise price of such options.

CERTAIN CHANGE IN CONTROL ARRANGEMENTS AND OTHER MATTERS

The Company maintains a "grantor trust" under Section 671 of the Code to provide certain participants in designated compensation and supplemental retirement plans with greater assurance that the benefits and payments to which those participants are entitled under those plans will be paid. Prior to a "change of control" of the Company (as defined in the Trust agreement), the Company has the discretion to make contributions to the Trust. After a change in control of the Company, the Company must transfer to the Trust the amount of the benefits participants have earned through the date of the change in control and thereafter continue to fund the Trust as benefits accrue. The amount held in trust at December 31, 2002 was de minimis. The assets of the Trust are subject to claims of the creditors of the Company in the event the Company becomes "insolvent" as defined in the Trust agreement.

The named officers in the Summary Compensation Table are parties to agreements whereby in the event their employment is terminated other than for cause after a change of control or they resigned for good reason following a change of control
(i) they would receive an amount equal to 2 times (or 2.99 time in the case of Mr. Cunningham) the sum of (a) their then current base salary and (b) their highest annual bonus paid during the past two years and (ii) be provided health benefits and life insurance for 2 years following such change of control.

In addition, in connection with Mr. Reece returning to the position of Chief Financial Officer and Vice President, Finance of the Company, he entered into an agreement with the Company (the "Letter Agreement"). This agreement provides that if Mr. Cunningham were to leave the Company, under certain conditions and events in which Mr. Reece is no longer with the Company, Mr. Reece would be entitled to receive a payment in the amount of his then current annual base salary and the greater of his then current target bonus or his most-recent bonus. Payments under the Letter Agreement would generally be in lieu of payments under Mr. Reece's change in control agreement, noted above. In addition to the payment under the Letter Agreement, Mr. Reece would be entitled (i) to exercise any stock options in which he becomes vested during the one-year period he receives a payment and (ii) to receive any restricted stock in which he becomes vested during the one-year period.

The 1994 Incentive Plan provides for the acceleration of certain benefits in the event of a change of control (as defined in the plan) of the Company.

Upon the occurrence of a change of control, each non-employee director option with respect to which six months have elapsed since the date of grant, whether the option is then exercisable or not, will be cancelled in consideration for a payment equal to the excess of the then fair market value of the common stock (as calculated in accordance with the Incentive Plan) over the option exercise price. Except as may be provided in the agreement relating to the options, a holder of any other options granted under the Incentive Plan which are not then exercisable in full at the time of a change of control will be entitled, with respect to the portion not then exercisable, to receive a cash payment equal to the excess of the then fair market value of the common stock (as calculated in accordance with the Incentive Plan) over the option exercise price.

PENSION PLANS

The executives named in the Summary Compensation Table may upon retirement be entitled to benefits from the Belden Wire & Cable Company Pension Plan (the "Pension Plan") and the Supplemental Excess Defined Benefit Plan of Belden Wire & Cable Company (the "Supplemental Plan"). Benefits under the plans upon retirement are determined based upon compensation during the employment period and years of service.

Pursuant to the Pension Plan, the Company credits to each individual's account thereunder 4% of each year's total compensation up to the Social Security wage base for the year, plus 8% of each year's total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by the Company to or for the benefit of a participant in the Pension Plan for services rendered while an employee.

For the executives named in the Summary Compensation Table, the total compensation will be computed as shown in the columns "Salary" and "Bonus" of the Summary Compensation Table. Employees who were formerly employees of Cooper Industries, Inc. were credited for service while employed by Cooper. Benefits for service through August 1, 1993, were determined under the Cooper Salaried Employees' Retirement Plan then in effect and converted to initial balances under the Pension Plan. Funds equal to the actuarial value of the accrued liabilities for all participants plus a pro rata portion of the Cooper plan excess assets have been transferred from the Cooper pension trust to a trust established by Belden for the Pension Plan.

Employees do not make any contributions to the Pension Plan. Benefits at retirement are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment. The Company contributes to a trust fund sufficient to meet the minimum requirements under the Internal Revenue Code ("Code") to maintain the status of the Pension Plan as a qualified defined benefit plan.

The Supplemental Plan is an unfunded, nonqualified plan which provides to certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that generally cannot be paid from a qualified, defined benefit plan due to provisions of the Code.

PENSION BENEFITS TABLE

                         YEARS OF
                         CREDITED         YEAR      ESTIMATED
                       SERVICE AS OF   INDIVIDUAL     ANNUAL
                        JANUARY 1,      REACHES     BENEFIT AT
                           2003          AGE 65       AGE 65
                       -------------   ----------   ----------
C. Baker Cunningham        32.5           2006       $241,500
Richard K. Reece            9.4           2021       $140,400
Peter J. Wickman           22.0           2014       $100,400
D. Larrie Rose             30.5           2012       $ 66,300
Kevin L. Bloomfield        21.5           2016       $ 94,400

For each of the individuals shown in the Summary Compensation Table, the table above shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The projected annual pension benefit is based on the following assumptions: benefits will be paid on a straight-line annuity basis, continued compensation at 2002 levels and an interest credit rate of 5.5%. Amounts payable under the Supplemental Plan are included in the estimated annual benefit.

Corporate Governance

As part of its ongoing effort to promote sound corporate governance and business ethics at the Company, the Board at its November 2002 meeting (i) formed a Governance and Nominating Committee of the Board to conduct director evaluations and nominations and oversee the Company's compliance with new developments in the area of corporate governance; and (ii) designated a "presiding director" to chair executive sessions of non-management directors.

In furtherance of such initiatives, in connection with its February 2003 meeting, the Board (i) amended the charters of its Audit Committee and Compensation Committee to update committee responsibilities, (ii) adopted a written charter for the Governance and Nominating Committee, and (iii) adopted corporate governance guidelines applicable to all employees, directors and officers of the Company.

In addition, since its formation in 1993, the Company has operated under a written conflicts of interest and ethical conduct policy, applicable to all employees, officers and directors.

                            STOCK PERFORMANCE GRAPH

The graph below compares cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total shareholder return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Electrical Components & Equipment Index (the "S&P ECE Index") at closing prices. In the past, the Company has used the Standard & Poor's Electrical Equipment Index. However, this index has been replaced by the S&P ECE Index. The S&P ECE Index consists of the following companies: American Power Conversion, Cooper Industries, Inc., Emerson Electric, Power-One Inc., Rockwell International, and Thomas & Betts. The S&P ECE Index shows the performance of the companies included in the index for the five-year performance period. The Standard & Poor's Electrical Equipment Index had the companies included in the S&P ECE Index plus -- General Electric, Molex Inc., Sanmina-SCI Corp., Symbol Technologies, and Solectron.

                              (PERFORMANCE GRAPH)


 Company/Index                                                Dec 97   Dec 98   Dec 99   Dec 00   Dec 01   Dec 02
 Belden Inc                                                    100     60.62    60.67    73.86    69.15     45.21
 S&P 500 Index                                                 100     128.58   155.63   141.46   124.65    97.10
 S&P 500 Electrical Components & Equipment                     100     101.73   144.01   173.84   135.05   128.63

                              INDEPENDENT AUDITORS

RELATIONSHIP WITH INDEPENDENT AUDITORS

During the year, the Company engaged Ernst & Young LLP ("E & Y") to perform its annual audit and to render other services.

AUDIT FEES

E & Y billed the Company $334,300 for its audit of the Company's annual financial statements and review of the Company's quarterly financial statements.

ALL OTHER FEES

E & Y billed the Company $596,420 for other services. Included in this amount are (i) tax consulting and compliance services, (ii) audit-related services for pension, statutory audits and accounting consultations, and (iii) business acquisition due diligence and integration fees. The Company did not engage E & Y to provide advice regarding financial information systems design and implementation.

The Audit Committee has concluded that the above non-audit services were compatible with maintaining E & Y's independence as the Company's auditors. Representatives of E & Y will be present at the Annual Meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the 2002 Annual Report to Shareholders, which is being mailed with this Proxy Statement to all shareholders. Representatives of E & Y will have the opportunity to make a statement at the meeting, if they desire to do so.

                                          By Order of the Board of Directors

                                          KEVIN L. BLOOMFIELD
                                          SECRETARY
                                          MARCH 21, 2003

                                                                    ATTACHMENT 1

                                  BELDEN INC.
                       2003 EMPLOYEE STOCK PURCHASE PLAN

     In February 2003, the Board of Directors of Belden Inc. (the "Company") adopted the 2003 Belden Inc. Employee Stock Purchase Plan (the "Plan").

                                   SECTION 1.
                          PURPOSE AND OFFERING PERIODS

     1.1 Purpose. The Plan gives employees of the Company and its designated subsidiaries the opportunity to receive the benefits of stock ownership and to acquire an interest in the Company through the purchase of the Company's common stock ("Stock").

     1.2 Offering. Under the Plan, participating employees receive the right to purchase Stock periodically ("Offering"). The Board of Directors of the Company (the "Board") determines from time to time (i) an offering date ("Offering Date") for an Offering (which cannot occur after February 1, 2013, the date the Plan expires), and (ii) the date participants may purchase shares under the Offering (the "Exercise Date"). The period in which payroll deductions will be made for participating employees (the "Offering Period") will begin after the Offering Date and end on or before the Exercise Date, provided the Offering Period for Subsequent Employees (as defined in Section 2.2 below) shall not begin until after such employee files the notice of election to participate as provided by Section 4.1 below. An Exercise Date cannot occur later than 27 months after an Offering Date. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   SECTION 2.
                               ELIGIBLE EMPLOYEES

     2.1 Eligibility. All persons who on an Offering Date are employees of the Company or of its subsidiary corporations (within the meaning of section 424(f) of the Code) as may be designated prior to such Offering Date by the Board ("Participating Subsidiaries") will be eligible to participate in such Offering except for:

          (a) directors of the Company or a Participating Subsidiary that are not employees;

          (b) employees whose customary employment is less than 20 hours per week or for not more than five months in any calendar year;

          (c) any employee who, if granted an option under the Plan, would immediately after the option is granted own stock equal to five percent or more of the total combined voting power or value of all classes of stock of the Company and of its parent and subsidiary corporations (within the meaning of sections 423(b)(3) and 424(d) of the Code); and

          (d) any employee whose right to purchase shares under the Plan (and under all other employee stock purchase plans of the Company or its subsidiaries) accrues at a rate that exceeds $25,000 of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time. If an employee would become entitled to purchase a number of shares exceeding such maximum amount, the number of shares available for purchase by the employee shall be reduced by such excess.

     2.2 Subsequent Employees. Any person who becomes an employee of the Company or a Participating Subsidiary after an Offering Date but would otherwise meet the requirements of Section 2.1 above may still participate in the Offering if the employee was employed within ninety (90) days after the Offering Date ("Subsequent Employees").

                                   SECTION 3.
                                GRANT OF OPTIONS

     3.1. Grant. For each Offering, a participant shall be granted an option to purchase a number of whole shares of stock determined by dividing the amount withheld as payroll deductions (determined in accordance with Section 4.2) by the option price per share of Stock determined in accordance with Section 3.2. The number of shares so determined may be adjusted in accordance with Section 2.1(d) above or Section 5 below.

     3.2. Price. The option price for all shares for which options are granted for an Offering will be:

          (a) For participants other than a Subsequent Employee, the lesser of:

             (i) 85% of the mean between the high and low quoted selling prices of Stock on the New York Stock Exchange on the Offering Date, or if there is no such sale on the Offering Date, on the then most recent preceding day on which any such sale occurred; or

             (ii) 85% of the mean between the high and low quoted selling prices of Stock on the New York Stock Exchange on the Exercise Date, or if there is no such sale on the Exercise Date, on the then most recent preceding day on which any such sale occurred.

          (b) For participants who are Subsequent Employees, the lesser of:

             (i) 85% of the mean between the high and low quoted selling prices of Stock on the New York Stock Exchange on the next occurring last day of a calendar quarter after the ninety-day period of Section 2.2 ("Last Calendar Day"), or if there is no such sale on the Last Calendar Day, on the then most recent preceding day on which any such sale occurred; or

             (ii) 85% of the mean between the high and low quoted selling prices of Stock on the New York Stock Exchange on the Exercise Date, or if there is no such sale on the Exercise Date, on the then most recent preceding day on which any such sale occurred.

                                   SECTION 4.

    PARTICIPATION; PAYROLL DEDUCTIONS; AND EXERCISES AND DELIVERY OF SHARES

     4.1 Participation. An eligible employee may become a participant in an Offering only by completing an election notice provided by the Company and filing it with the Company or its designated representative no later than the date specified by the Company. Unless otherwise adjusted in accordance with rules established by the Compensation Committee of the Board ("Committee") in its sole discretion, payroll deductions for a participant shall be effective for all pay dates occurring during the Offering Period until such election is modified or revoked by the participant or until such participant no longer meets the eligibility requirements of Section 2. A participant may discontinue his participation in an Offering or terminate additional payroll deductions with respect to his participation in such Offering as provided in Section 7.

     4.2 Method of Payment. If a participant wishes to participate in an Offering, then at the time he files his election notice, he shall elect to have deductions made from his Pay at a fixed rate, expressed as a whole number percentage, not to exceed a percent fixed by the Board prior to the Offering. The rate elected by the participant shall be applied uniformly as a deduction against each payment of participant's pay made during the Offering Period, subject to Section 4.1 above. "Pay" means the compensation actually paid to an employee by the Company or a Participating Subsidiary calculated at that employee's base salary or the regular hourly rate of compensation plus any cash incentive compensation or overtime paid to the employee during the period, but excluding compensation payable under a fringe benefit plan. A participant will have one opportunity to reduce his deduction percentage during an Offering Period, subject to the limitation contained herein.

     4.3 Exercise of Options. Unless a participant gives written notice of withdrawal pursuant to Section 7.1 or such participant's payroll deductions are returned in accordance with Section 7.2, his option for the purchase of shares for an Offering will be exercised automatically for him on the Exercise Date of that

Offering. The automatic exercise shall, subject to Section 2.1(d) and to Section 5, be for the purchase of the maximum number of full shares of stock subject to his option which the sum of payroll deductions credited to the participant's account during the Offering Period can purchase at the option price.

     4.4 Delivery. As promptly as practicable after the Exercise Date for an Offering, the Company, at its discretion, will either establish procedures to
(i) deliver the shares purchased upon the exercise of the option to a designated broker selected by the Company to administer and hold shares in individual accounts established for the benefit of each participant or (ii) permit a participant to receive such shares directly. Amounts credited to the participant's account in excess of the amount necessary to pay the option price for the maximum number of full shares subject to his option shall either be refunded to the participant or credited to the participant's account for the next subsequent Offering Period as may be determined by the Company in its discretion. No interest shall be accrued or payable on amounts in a participant's account.

                                   SECTION 5.

                            NUMBER OF SHARES OFFERED

     5.1. Share Reserve. The aggregate number of shares which may be issued under the Plan is 1,200,000 shares of Stock, which shares may be authorized but unissued shares or treasury shares, or both, and the maximum number of shares available for sale for each Offering shall be determined by the Board in its sole discretion, subject in each case to adjustment upon changes in capitalization of the Company as provided in Section 5.2. If the total number of shares for which options are to be exercised for an Offering in accordance with
Section 4 exceeds the number of shares then available under the Plan for such Offering, the Company shall make a pro rata allocation of the shares available based on a fraction, the numerator of which shall be the number of shares with respect to which a participant has an option to purchase for an Offering and the denominator of which shall be the number of all shares with respect to which all participants have options to purchase for an Offering, with rounding down for each participant to the nearest whole number. A participant will not have an interest in shares covered by an option until such option has been exercised.

     5.2. Changes in Capitalization. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of Stock, the Committee shall make an appropriate adjustment to the number and kind of shares at to which outstanding options shall be exercisable and to the option price. No fractional shares shall be issued or optioned in making the foregoing adjustments. All adjustments made by the Committee under this paragraph shall be conclusive and binding on all participants and all persons claiming through participants.

     5.3. Change in Control. If (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, (ii) the Company is to be dissolved and liquidated, (iii) substantially all of the assets and business of the Company are to be sold, or
(iv) there occurs a "change in control of the Company," then the Board will, with respect to any or all options then outstanding under this Plan, either (a) at any time on or prior to the effective date of such merger, consolidation, dissolution and liquidation, or sale, and, at any time on or after a change in control cause the Exercise Date to be accelerated to a date fixed by the Board ("Acceleration Date") and permit an employee (or his legal representative) to make a lump-sum deposit prior to the Acceleration Date in lieu of the remaining payroll deductions or periodic payments which otherwise would have been made, and upon such Acceleration Date, cancel any unexercised options; or (b) at any time during the 20-day period ending on the effective date of such merger, consolidation, dissolution and liquidation or sale or during the 20-day period beginning on the date of a change in control or, if later, the date the Company has notice thereof, cancel any option in whole or in part by payment in cash to the employee of an amount equal to the excess, but only if the amount is positive, of the fair market value of the Company's Common Stock on the date of said cancellation over the option price per share times the number of shares covered by the option or portion thereof so cancelled. For purposes hereof, a "change in control of the Company" shall be deemed to have occurred if (i) any "person," as such term is used in sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner, " as such term is used in Rule 13d-3 issued under the

Exchange Act, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least three-fourths thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     5.4. Reservation. Any adjustment provided for in this Section 5 shall be subject to any required shareholder action. No adjustment shall be made if such adjustment would result in a modification of an option (within the meaning of section 424 of the Code), or cause such option to fail to continue to qualify as an option granted under an employee stock purchase plan (within the meaning of section 423 of the Code).

                                   SECTION 6.

                                  USE OF FUNDS

     6.1. Account. The Company will establish a stock purchase account for each participating employee who elects to purchase shares with respect to an Offering (an "Account"), to which all payroll deductions of that employee with respect to the Offering will be credited. No interest shall accrue or be payable on amounts in Account.

     6.2. Use. Amounts credited to all Accounts will be under the control of the Company, may be maintained or controlled as a single fund or account, and may be used for any corporate purpose.

     6.3. Compliance. If, in the opinion of counsel for the Company, any law or regulation prohibits the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable, including the deposit of any such funds in individual bank accounts opened for employees.

                                   SECTION 7.

                           WITHDRAWAL AND TERMINATION

     7.1 Withdrawal. At least seven calendar days before the Exercise Date for an Offering, an employee may give written notice that his payroll deductions with respect to the Offering shall thereafter terminate and, as the case may be:

          (a) terminate further payroll deductions and continue his election to purchase with respect to the number of shares that may be purchased, at the option price described in Section 3.2, with the amount then credited to his Account; or

          (b) withdraw the entire amount in his Account and terminate his election to purchase shares.

Any such termination or withdrawal shall be irrevocable. A participant's withdrawal will not limit his eligibility to participate in any similar plan that may be adopted by the Company or in any subsequent Offering made under the Plan.

     7.2 Termination of Employment. Upon termination of the participant's employment during an Offering Period for any reason, subject to Sections 8 (Death) and 10 (Retirement, Layoff or Authorized Leave of Absence), the payroll deductions credited to his account for such period will be returned to him or, in the case of his death, to his designated beneficiary pursuant to Section 9. However, the payroll deductions credited to the account of any participant whose employment is terminated during the calendar month ending on the Exercise Date shall not be returned but shall instead be used to purchase shares in accordance with Section 4.

                                   SECTION 8.

                                     DEATH

     In the event of the death of an employee while an election by him to purchase shares with respect to an Offering is in effect, the designated beneficiary of such employee may, within 90 days after his death but not later than 7 calendar days preceding the Exercise Date with respect to such Offering, by written notice elect to either:

          (a) continue the employee's election to purchase with respect to such number of shares as may be purchased, at the option price described in
     Section 3.2, with the amount then credited to the employee's Account, and make no further payments; or

          (b) withdraw the entire amount in the employee's Account and terminate his election to purchase shares.

     In the event the designated beneficiary of such an employee shall fail to give notice within the prescribed period, the employee's election to purchase shares shall terminate and the amount then credited to the employee's Account shall be paid in cash to such designated beneficiary.

                                   SECTION 9.

                           DESIGNATION OF BENEFICIARY

     A participant may file a written designation of a beneficiary who is to receive any shares or cash to the participant's credit under the Plan in the event of the participant's death before, on or after the Exercise Date but prior to the delivery of shares and, if applicable, cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of identity and existence of the participant's death and of a beneficiary validly designated by him under the Plan, but subject to the election in Section 8, the Company shall deliver such shares or cash to the account of such beneficiary. Absent a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the account of the executor or administrator of the estate of the participant. No designated beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

                                  SECTION 10.

           RETIREMENT, LAYOFF, STRIKE OR AUTHORIZED LEAVE OF ABSENCE

     10.1 Retirement. Should a participating employee retire before the Exercise Date of an Offering, he may continue his election to purchase shares by undertaking to make periodic cash payments in the amount of his payroll deductions previously authorized by him, regardless of whether the payroll deduction period has begun at the time of his retirement, as long as he retires after the Offering Date. (It is understood that no employee shall have the right to participate in an Offering if the employee retires before the Offering Date.)

     10.2 Layoff, Strike, or Authorized Leave of Absence. Payroll deductions will be suspended for any participating employee who is subject to a layoff, strike or authorized leave of absence without pay ("Other Events"). However, during an authorized leave of absence, if the employee elects, he can continue to make periodic payments in the amount of his payroll deduction during the period when he is not actively employed. If the employee returns to active employment with respect to any Other Event before the Exercise Date of the Offering, his payroll deductions will resume. However, an employee who does not elect to make periodic cash payments during any leave of absence will not have the right to make-up any deficiency in his account upon returning to active employment.

                                  SECTION 11.

                                NONASSIGNABILITY

     No option granted under the Plan shall be transferable by the employee otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. Any purported assignment or transfer, whether voluntary or by operation of law (other than by will or the laws of descent and distribution) shall have the effect of terminating such option and the related election to purchase shares thereunder.

                                  SECTION 12.

                                 ADMINISTRATION

     12.1. Committee Administrator. The Plan shall be administered by the Committee at the Company's principal office in St. Louis, Missouri. The Committee is authorized to interpret the Plan and from time to time to adopt such rules and regulations, consistent with the provisions of the Plan, as may be deemed advisable to carry out the Plan. The decision of the Committee shall be final and binding for all purposes with respect to any question arising under the Plan.

     12.2. Policies and Procedures. Uniform policies shall be pursued in the administration of the Plan, and there shall be no discrimination among employees or groups of employees. The administration of the Plan shall include the authority, which shall be exercised without discrimination, to make exceptions (available on a uniform basis to all employees) to provisions of the Plan in the case of unusual circumstances where strict adherence to such provisions would work undue hardship. All eligible employees under the Plan shall have the same rights and privileges under the Plan with respect to the number of shares for which options may be granted as provided in Section 3.

                                  SECTION 13.

                            AMENDMENT OR TERMINATION

     The Board may at any time terminate or amend the Plan. No termination can affect options previously granted and no amendment can make any change in any option theretofore granted which would adversely affect the rights of any participant. No amendment can be made without the prior approval of the Company's shareholders if the amendment would require the sale of more shares than authorized under Section 5.

                                  SECTION 14.

                                    HOLIDAYS

     In the event any date specified in the Plan falls on other than a business day of the Company at its principal office in St. Louis, Missouri, such date shall be deemed to refer to the next preceding business day.

                                  SECTION 15.

                              LIENS NOT AUTHORIZED

     There is no provision in the Plan, or in any contract in connection therewith, whereby any person has or may create a lien on any funds, securities or other property held under the Plan.

                                  SECTION 16.

                              SHAREHOLDER APPROVAL

     In the event this Plan has not been approved by the shareholders of the Company at the time any option is granted under this Plan, the option shall be subject to and contingent upon shareholder approval. If the shareholders fail to approve the plan, no options granted under the Plan will be available for exercise.

                                                                    ATTACHMENT 2

                                  BELDEN INC.

                         2003 LONG-TERM INCENTIVE PLAN

1.  PURPOSE

     The purpose of the 2003 Long-Term Incentive Plan of Belden Inc. (the "Plan") is to promote the long-term financial interests of Belden Inc. (the "Company"), including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's stockholders.

2.  DEFINITIONS

     2.1 "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

     2.2 "Award" means any form of stock option, stock appreciation right, restricted stock award, or performance share granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     2.3 "Award Agreement" means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

     2.4  "Board" shall mean the Board of Directors of the Company.

     2.5 "Change of Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation and whether or not required to be so reported, a Change of Control shall be deemed to have occurred at such time as (i) any Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition, or (iv) there is consummated a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company's then outstanding securities.

     2.6 "Change of Control Price" means the higher of (i) the Fair Market Value on the date of determination of the Change of Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change of Control of the Company.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that each member of the Committee qualifies as an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, and meets such other qualifications as may be required by law, by relevant stock exchange rules or by the Board.

     2.9 "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

     2.10  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.11 "Executive Officer" means an executive officer as defined in Rule 3b-7 promulgated under the Exchange Act.

     2.12 "Fair Market Value" of a share of Common Stock, as of any date, means the average of the high and low sales prices of a share of Common Stock as reported on the Stock Exchange composite tape on the applicable date or, if no sales of Common Stock were made on the Stock Exchange on that date, then the average of the high and low sales prices as reported on the composite tape for the preceding day on which sales of Common Stock were made.

     2.13 "Participant" means an officer or employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan, and nonemployee directors of the Company to the extent provided in Section 11 hereof.

     2.14 "Performance Goals" or "Targets" in respect to Awards of Performance Shares are defined as the performance criterion or criteria established by the Committee, pursuant to Section 10.3 hereof.

     2.15 "Performance Period" shall mean that period established by the Committee at the time any Performance Shares are granted, provided that a Performance Period shall be a minimum of one year.

     2.16 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     2.17 "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereunder.

     2.18 "Stock Exchange" means the New York Stock Exchange or, if the Common Stock is no longer traded on the New York Stock Exchange, then such other market price reporting system on which the Common Stock is traded or quoted as designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

3.  ADMINISTRATION

     3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum shall be the acts of the Committee.

     3.2 Subject to the provisions of the Plan, the Committee (i) shall select the Participants, determine the type, size, terms and provisions of Awards to be made to Participants, and determine the shares or share units subject to Awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any Administrative Policies, to determine the terms and provisions of any Award Agreements or other agreements entered into hereunder, to modify the terms and provisions of any Award that has been granted, to determine the time when Awards will be granted, to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive; provided, however, that no action shall be taken which will prevent Awards granted under the Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16b-3 under the Exchange Act or any subsequent comparable rule; and, provided further, that no action shall be taken which will prevent Awards hereunder that are intended to provide "performance-based compensation," within the meaning of Section 162(m), from doing so.

     3.3 In order to enable Participants who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, Administrative Policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

     3.4 Notwithstanding the powers and authorities of the Committee set forth in this Section 3, the Committee shall not permit the repricing of stock options by any method, including by cancellation and reissuance.

4.  ELIGIBILITY

     All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan. Participants may receive one or more Awards under the Plan. Directors of the Company other than directors who are employees of the Company shall be eligible only to receive stock options pursuant to Section 11 hereof.

5.  SHARES SUBJECT TO THE PLAN

     5.1 The aggregate number of shares of Common Stock available for grants of Awards under the Plan shall be 800,000, of which no more than 240,000 shall be available for grants as non-stock option Awards, subject to the adjustments provided for in Section 15 hereof. Shares of Common Stock subject to an Award that expires unexercised or that is forfeited, terminated or cancelled, in whole or in part, or (except as otherwise provided herein) is paid in cash in lieu of Common Stock, shall thereafter again be available for grant under the Plan. Similarly, shares of Common Stock that are tendered to the Company in the exercise of Awards, and shares of Common Stock that are retained by the Company to satisfy tax withholding obligations pursuant to Section 16 hereof, shall be available for grant under the Plan. Shares of Common Stock issued under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine; provided, however, that unless and until the Plan is approved by the Company's shareholders, only treasury shares shall be issued hereunder. Any shares of Common Stock issued by the Company in respect of the assumption or substitution of outstanding awards from a corporation or other business entity acquired by the Company shall not reduce the number of shares of Common Stock available for Awards under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3 issued pursuant to the Exchange Act.

     5.2 The Committee shall not grant to any one Participant in any calendar year Awards involving in excess of 200,000 shares of Common Stock.

6.  AWARDS

     Awards under the Plan may consist of one or more of the following types (either alone or in any combination): stock options (either incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options), stock appreciation rights, restricted stock grants and performance shares. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions). The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

7.  STOCK OPTIONS

     7.1 Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax-advantaged option authorized by the Code from time to time, and approved by the Committee.

     7.2 Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the Fair Market Value on the date of the stock option's grant subject to adjustment as provided in Section 15 hereof.

     7.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Incentive stock options shall be granted only to eligible employees of the Company and its subsidiaries within the meaning of Section 422 of the Code. The aggregate Fair Market Value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time.

     7.4 Payment. Upon exercise, a Participant may pay the option exercise price of a stock option (including, if approved by the Committee, any related tax obligations) in cash, shares of Common Stock that have been held by the Participant for at least six months, or if approved by the Committee and to the extent permitted by applicable law a cashless exercise (i.e. the option exercise price is advanced by the Participant's broker and tendered to the Company), or a combination of the foregoing, or such other consideration as the Committee may deem appropriate, all as determined by and subject to the terms, conditions and restrictions established by the Committee. If the Committee permits accepting Common Stock in payment, it shall establish appropriate methods for accepting such Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

     7.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement, Administrative Policies or otherwise, establish such other terms, conditions or restrictions, if any, on any stock option Award as the Committee deems appropriate, provided they are consistent with the Plan, including but not limited to restrictions on transferability, requirements of continued employment, and conditioning the vesting of stock options on the achievement of financial performance criteria established by the Committee at the time of grant.

     7.6 Interpretation. It is the intent of the Company that nonqualified stock options granted under the Plan not be classified as incentive stock options, that the incentive stock options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

8.  STOCK APPRECIATION RIGHTS

     8.1 Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. Such payment may be made to the Participant by delivery of such property as the Committee shall determine, including cash, shares of Common Stock or any combination thereof. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"); provided, however, that Freestanding SARs shall be granted only to Participants who are foreign nationals or are employed outside of the United States, or both, and as to whom the Committee determines the interests of the Company could not as conveniently be served by the grant of other forms of Awards under the Plan. A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. An SAR may be exercised no sooner than six months after it is granted. In the case of Tandem SARs, the appreciation in value shall be the appreciation from the option exercise price of such related stock option to the Fair Market Value on the date of exercise.

     8.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option (to the extent not exercised) shall be cancelled automatically to the extent of the number of SAR's exercised, and such shares shall not thereafter be eligible for grant under Section 5 hereof.

     8.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall be determined by the Committee; provided, however, that such price shall not be less than the Fair Market Value on the date of the award of the Freestanding SAR.

     8.4 Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the Participant.

     8.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement, Administrative Policies or otherwise, determine such other terms, conditions or restrictions, if any, on any SAR Award, as the Committee deems appropriate, provided they are consistent with the Plan.

9.  RESTRICTED STOCK AWARDS

     9.1 Grants. Awards may be granted in the form of restricted stock ("Restricted Stock Awards").

     9.2 Award Restrictions. Restricted Stock Awards shall be subject to such terms, conditions or restrictions as the Committee deems appropriate by way of the Award Agreement, Administrative Policies or otherwise, including, but not limited to, restrictions on transferability and requirements of continued employment, individual performance or the financial performance of the Company. The period of vesting and the forfeiture restrictions shall be established by the Committee at the time of grant, provided that the period of vesting shall not be less than 12 months from the date of grant.

     9.3 Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded, all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

     9.4 Evidence of Award. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, but not limited to, book entry registration or issuance of a stock certificate or certificates.

10.  PERFORMANCE SHARES

     10.1 Grants. Awards may be granted in the form of units valued by reference to a designated number of shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, shares of Common Stock or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter ("Performance Shares").

     10.2 Performance Shares. The Committee may grant an Award of Performance Shares to Participants as of the first day of each Performance Period. Performance Goals will be established by the Committee not later than 90 days after the commencement of the Performance Period relating to the specific Award. At the end of the Performance Period, the Performance Shares shall be converted into Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement. Award payments in respect of Performance Shares made in cash rather than the issuance of Common Stock shall not, by reason of such payment in cash, result in additional shares being available for reissuance pursuant to
Section 5 hereof.

     10.3 Performance Criteria. Notwithstanding anything to the contrary contained in this Section 10, Performance Share Awards shall be made to Executive Officers only in compliance with Section 162(m). Performance criteria used to establish Performance Goals for Performance Share Awards granted to Executive Officers must include one or any combination of the following, which may be measured on either a relative or absolute basis: (i) the Company's return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in earnings per share of the Company or any subsidiary or business segment of the Company; (iii) cash flow or similar measure; (iv) total shareholder return; (v) change in the market price of the Common Stock; or (vi) market share. The Performance Goals established by the Committee for each Performance Share Award will specify achievement targets with respect to each applicable performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). To the extent applicable, any such Performance Goals shall be determined in accordance with generally accepted accounting principles. Each Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable Performance Targets. The Performance Goals established by the Committee may be (but need not be) different for each Performance Period and different Performance Goals may be applicable for Awards to different Executive Officers in the same Performance Period. Payment shall be made with respect to a Performance Share Award to an Executive Officer only after the attainment of the applicable Performance Goals has been certified in writing by the Committee.

     10.4 Reductions. The Committee may, at its sole discretion, reduce the amount otherwise payable under the original terms of an outstanding Award of Performance Shares.

     10.5 Dividends. Upon issuance of Performance Shares earned under the Plan, the Company also shall pay to the Participant an amount equal to the aggregate amount of dividends or dividend equivalents that the Participant would have received (but has not yet received) had the Participant been the owner of record of such earned Performance Shares during the Performance Period.

     10.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement, Administrative Policies or otherwise, determine the manner of payment of Awards of Performance Shares and other terms, conditions or restrictions, if any, on any Award of Performance Shares, as the Committee deems appropriate, provided they are consistent with the Plan, and provided further that the Committee may not exercise its authority to increase the amount otherwise payable under the original terms of an outstanding Award of Performance Shares.

11.  DIRECTORS' RESTRICTED STOCK

     11.1 Grants. Awards may be granted to nonemployee directors only in the form of restricted stock satisfying the requirements of this Section 11 ("Director Restricted Stock"). Subject to Section 15 hereof, on the date following the commencement of the Company's annual meeting of stockholders each year, there shall be granted to each nonemployee director a restricted stock award of 2,000 shares of Common Stock. The grant is subject to the condition that the restricted stock cannot be sold, exchanged, transferred, pledged or otherwise disposed (collectively, "Transfer") prior to the director's departure from the Board of Directors of the Company, other than for cause. However, in order for the grant of restricted stock to meet the requirements of Rule 16b-3 under the Exchange Act, in no event will the director be permitted to Transfer any restricted stock prior to the expiration of six months from the date of the award.

     11.2 Restricted Stock Agreement. Director restricted stock awards shall be evidenced by an Award Agreement, dated as of the date of the grant, which agreement shall be in such form, consistent with the terms and requirements of this Section 11, as shall be approved by the Committee from time to time and executed on behalf of the Company by its chief executive officer.

     11.3 Terms and Conditions of Director Restricted Stock Award. In the event of disability or death of a nonemployee director during continued service with the Company, the Transfer restrictions shall lapse and be of no further force or effect and the shares shall be deemed fully vested, unless the date of disability or death occurs prior to the expiration of six months from the date of grant.

     11.4 Transferability. Prior to the lapsing of the Transfer restrictions, no restricted stock shall be transferable by a nonemployee director except pursuant to a qualified domestic relations order (as defined by the Code).

     11.5 Change of Control. In the event of a Change of Control, the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested.

12.  DIVIDENDS AND DIVIDEND EQUIVALENTS; DEFERRALS AND DISCLAIMERS

     12.1 If an Award is granted in the form of a Restricted Stock Award, a Freestanding SAR or a stock option, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents that the Participant would receive were the Participant the owner of record of shares of Common Stock subject to such Award from the date of grant, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine.

     12.2 The Committee may permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash as set out in any Award Agreement or under such Administrative Policies as the Committee may establish. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares. With respect to amounts so deferred, within 10 days after the occurrence of a Change of Control, the Company shall: (a) issue stock certificates for any shares credited to a Participant's deferral account, and (b) make a lump sum cash payment to the Participant for any deferred cash Awards and any accrued interest and dividend equivalents.

     12.3 It is recognized that under certain circumstances: (a) payments or benefits provided to a Participant might give rise to an "excess parachute payment" within the meaning of Section 280G of the Code; and (b) it might be beneficial to a Participant to disclaim some portion of the payment or benefit in order to avoid such "excess parachute payment" and thereby avoid the imposition of an excise tax resulting therefrom; and (c) under such circumstances it would not be to the disadvantage of the Company to permit the Participant to disclaim any such payment or benefit in order to avoid the "excess parachute payment" and the excise tax resulting therefrom. Accordingly, the Participant may, at the Participant's option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payments or benefits arising under this Plan which would constitute "excess parachute payments," and it shall be the Participant's choice as to which payments or benefits shall be so surrendered, if and to the extent that the Participant exercises such option, so as to avoid "excess parachute payments."

13.  TERMINATION OF EMPLOYMENT

     The Committee shall, by way of the Award Agreement, Administrative Policies or otherwise, determine the entitlement to Awards (if any) of Participants who cease to be employed by either the Company or its subsidiaries due to death, disability, resignation, termination, or retirement pursuant to an established retirement plan or policy of the Company or its subsidiaries.

14.  ASSIGNMENT AND TRANSFER

     The Committee shall, by way of the Award Agreement, Administrative Policies or otherwise, determine the extent to which (if any) the rights and interests of a Participant in an Award under the Plan may be assigned, encumbered or transferred.

15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any change in the outstanding shares of Common Stock by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan, the shares issuable pursuant to then outstanding Awards and (if stock options or stock options related to Tandem SARs) their exercise price shall be appropriately adjusted by the Committee, whose determination shall be final.

16.  WITHHOLDING TAXES

     The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by (i) having the Company retain the number of shares of Common Stock, or (ii) tendering the number of shares of Common Stock, in either case, whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash, to or by the Participant, as the case may be.

17.  REGULATORY APPROVALS AND LISTINGS

     Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the listing of such shares on the Stock Exchange and (iii) the completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

18.  NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

19.  CHANGE OF CONTROL

     In the event of a Change of Control, (i) all SARs shall become exercisable in full, (ii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested, (iii) all

Performance Share Awards shall be deemed to be earned in full at the target Performance Goal level and (iv) with respect to all outstanding stock options (whether or not exercisable at the time of the Change of Control), the Company shall make payment in cash to each Participant in an amount equal to the excess of the Change of Control Price over the option exercise price multiplied by the number of shares of Common Stock covered by the stock option for each stock option held by such Participant, upon which payment such stock options shall be deemed cancelled. The Company shall make all payments and issue all certificates of Common Stock pursuant to this Section 19 within 10 days after the effective date of the Change of Control.

20.  AMENDMENT

     The terms and provisions of any outstanding Award under the Plan may be modified from time to time by the Committee in its discretion in any manner that it deems appropriate, provided that no such modification that would materially impair the rights of the affected Participant shall be made without such Participant's consent, and provided further that no increase in the amount otherwise payable under the original terms of an outstanding Award of Performance Shares shall be made. The Board may amend, modify, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment or alteration that would materially impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent, and provided further no amendment or alteration that would increase the amount otherwise payable under the original terms of an outstanding Award of Performance Shares shall be made. Further, no amendment or alteration to the Plan or modification to the terms and provisions of any outstanding Award under the Plan shall be effective prior to approval by the Company's shareholders to the extent such approval is then required: (a) pursuant to Rule 16b-3 under the Exchange Act in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents); (b) pursuant to Section 162(m); or (c) otherwise by applicable legal requirements or stock exchange rules.

21.  GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

22.  RIGHTS AS SHAREHOLDER

     Except as otherwise provided in the Award Agreement, a Participant shall have no rights as a shareholder until he or she becomes the holder of record.

24.  SEVERANCE PAY

     Unless otherwise specifically provided to the contrary in the relevant program, practice or plan, payments or settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating severance pay or separation allowance under the law of any country.

25.  UNFUNDED PLAN

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

26.  SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

27.  EFFECTIVE DATE

     27.1 The Plan shall be effective upon approval by the Board, subject to approval by the holders of a majority of the shares of Common Stock. Subject to earlier termination pursuant to Section 20, the Plan shall have a term of 10 years from its effective date. After termination of the Plan, no future Awards may be granted but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     27.2 Any Awards made prior to approval by the shareholders of the Company shall be effective when made, but shall be conditioned on, and subject to such approval.

                                  [BELDEN LOGO]













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                                      PROXY

                                   BELDEN INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 6, 2003
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Belden Inc. appoints Kevin Bloomfield, Christopher Allen, or either of them, proxies of the undersigned with power of substitution to vote, as designated on the reverse side of this card, all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2003, at 11:00 a.m., in the Lewis & Clark Room, the Saint Louis Club, 7701 Forsyth Blvd., St. Louis, Missouri, or at any adjournment thereof, with all powers the shareholder would possess, if present, on the matters described in the Proxy Statement dated March 21, 2003. The shareholder revokes any proxies previously given with respect to such meeting.

         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL I (CHRISTOPHER I. BYRNES, JOHN M. MONTER, AND WHITSON SADLER AS NOMINEES FOR DIRECTORS), "FOR" PROPOSAL II (APPROVAL OF THE 2003 BELDEN INC. EMPLOYEE STOCK PURCHASE PLAN), "FOR" PROPOSAL III (APPROVAL OF THE 2003 BELDEN INC. LONG-TERM INCENTIVE PLAN) AND (IN THE DISCRETION OF THE PROXIES) ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         To Participants in the Belden Wire & Cable Company Retirement Savings Plan ("Plan"): The number of shares shown on the reverse side includes shares credited to the accounts of participants in the Plan. This card therefore will constitute voting instructions not only for shares held directly by participants outside the Plan but also for shares held indirectly by participants in the Plan. If you own shares through the Plan and do not vote, the trustee of the Plan (i.e., CIGNA Retirement & Investment Services) will vote the Plan shares in the same proportion as shares for which instructions were received under the Plan.

         To Participants in the Belden UK Employee Share Ownership Plan (the "UK Plan"): The number of shares shown on the reverse side includes shares credited to the accounts of participants in the UK Plan. This card therefore will constitute voting instructions not only for shares held directly by participants outside the UK Plan but also for shares held indirectly by participants in the UK Plan. If you own shares through the UK Plan and do not vote, the trustee of the Plan (i.e., Yorkshire Building Society) will not be able to vote your shares because the terms of the UK Plan bar the trustee from voting uninstructed shares.

         RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, EACH DATED MARCH 21, 2003, AND THE ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDING DECEMBER 31, 2002.

                                                                SEE REVERSE SIDE



     Address Changes/Comments:

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                               (See reverse side)










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[BELDEN LOGO]                                                              VOTE BY INTERNET - www.proxyvote.com
BELDEN INC.                                                                Use the Internet to transmit your voting
7701 FORSYTH BLVD.                                                         instructions and for electronic delivery of
SUITE 800                                                                  information up until 11:59 P.M. Eastern Time
ST. LOUIS, MO 63105                                                        the day before the meeting date. Have your
                                                                           proxy card in hand when you access the web
                                                                           site. You will be prompted to enter your
                                                                           12-digit Control Number which is located
                                                                           below.

                                                                           Follow the instructions:

                                                                           -        you can simply cast your vote, or
                                                                           -        you can cast your vote and register
                                                                                    to receive all future shareholder
                                                                                    communications electronically
                                                                                    instead of in print. This means
                                                                                    that, for future annual meetings,
                                                                                    the annual report, proxy, and other
                                                                                    correspondence may be delivered to
                                                                                    you electronically via e-mail.

                                                                           VOTE BY PHONE - 1-800-690-6903
                                                                           Use any touch-tone telephone to transmit your
                                                                           voting instructions up until 11:59 P.M. Eastern
                                                                           Time the day before the meeting date. Have
                                                                           your proxy card in hand when you call. You
                                                                           will be prompted to enter your 12-digit
                                                                           Control Number which is located below and
                                                                           then follow the simple instructions the Vote
                                                                           Voice provides you.

                                                                           VOTE BY MAIL
                                                                           Mark, sign, and date your proxy card and
                                                                           return it in the postage-paid envelope we have
                                                                           provided or return it to Belden Inc., c/o ADP,
                                                                           51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:             BELDN1                    KEEP THIS PORTION FOR YOUR RECORDS
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                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                          THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
BELDEN INC.
                                                                                                                       ------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE                                                                                           |
FOR EACH PROPOSAL.                                                                                                                 |
                                                                                   To withhold authority to vote, mark "Except"    |
                                                                                   and write the nominee's name on the line below.
                                                    FOR WITHHOLD FOR ALL

                                                    ALL      ALL   EXCEPT
PROPOSAL I:   ELECTION OF DIRECTOR NOMINEES
     01) CHRISTOPHER I. BYRNES                      [ ]      [ ]     [ ]           -----------------------------------------------
     02) JOHN M. MONTER
     03) WHITSON SADLER


VOTE ON PROPOSALS

                                                                                                      FOR      AGAINST     ABSTAIN

PROPOSAL II:      APPROVAL OF THE 2003 BELDEN INC. EMPLOYEE STOCK PURCHASE PLAN.                      [ ]        [ ]        [ ]

PROPOSAL III:     APPROVAL OF THE 2003 BELDEN INC. LONG-TERM INCENTIVE PLAN.                          [ ]        [ ]        [ ]


IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO TRANSACT AND VOTE UPON SUCH OTHER MATTERS
AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     RECEIPT US HERBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
PROXY STATEMENT, EACH DATED MARCH 21, 2003, AND THE ANNUAL REPORT TO SHAREHOLDERS OF THE
YEAR ENDING DECEMBER 31, 2002.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



For address changes and/or comments, please check this box        [ ]
and write them on the back where indicated.

Please indicate if you plan on attending the meeting,             [ ]        [ ]
                                                                  YES        NO



-------------------------------------------------------                     -------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]          Date                            Signature (Joint Owners)            Date

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